EXHIBIT 4.16




                                   CREDIT AGREEMENT entered into as of
               October 27, 1989, as amended through the Fifth Amendment (the "Amendment Agreement") dated as of the Fifth Amendment Closing Date (as defined below) among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX" or the "Guarantor"), the undersigned banks (collectively, the "Banks"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (as successor to Morgan Guaranty Trust Company of New York), acting as trustee for the Banks under the FI Trust Agreement (in such capacity, the "FI Trustee") and, acting in the capacity of FI Trustee, as security agent for the Banks under the FI Security Documents (as herein defined), for purposes of Article VIII hereof only, CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and as FCX collateral agent for the Banks (in such capacity, the "FCX Collateral Agent") under the FCX Collateral Agreement referred to below, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association ("Chase"), as documentary agent for the Banks (the "Documentary Agent"; the Administrative Agent, the FCX Collateral Agent and the Documentary Agent being referred to herein as the "Agents").

                         FI and FCX have requested the Banks to extend
               credit on a secured basis to FI in order to enable FI to borrow on a revolving credit basis at any time and from time to time prior to the Maturity Date (as herein defined). The aggregate principal amount of all revolving credit loans at any time outstanding hereunder shall not exceed $550,000,000. The proceeds of such borrowings are to be used for general corporate purposes, including, without limitation, the financing of acquisitions.

                         The Banks are willing to make secured loans to FI
               upon the terms and subject to the conditions hereinafter set forth, including the guarantee by FCX of the loans to FI.

                         NOW, THEREFORE, in consideration of the premises
               and of the mutual covenants herein contained, the parties hereto agree as follows:

                                        ARTICLE I

                                       Definitions

                         SECTION 1.1. Definitions. As used in this Agree-ment, the following terms have the meanings indicated (any term defined in this Article I or elsewhere in this Agree-ment in the singular and used in this Agreement in the plural shall include the plural, and vice versa):

                         "Administrative Questionnaire"  means an
               Administrative Questionnaire in the form of Exhibit C to the FCX Credit Agreement.

                         "Affiliate" means, when used with respect to a
               specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                         "Airfast Assets" means certain specified aircraft
               and airport facilities sold by FI to Avco pursuant to the Airfast Documents.

                         "Airfast Documents" means the agreements governing
               the Airfast Transaction as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.2(o).

                         "Airfast Obligations" mean all obligations of FI
               relating to the Airfast Transaction.

                         "Airfast Transaction" means the sale and leaseback
               transaction between FI and Avco relating to the Airfast Assets, the related financing and FI's equity investment of up to $2,000,000 in Avco, substantially on the terms described in the Airfast Documents.

                         "ALatieF" means P.T. ALatieF Nusakarya
               Corporation, an Indonesian limited liability company.

                         "ALatieF-FI Assets" means the non-mining
               infrastructure facilities as described in the ALatieF-FI Joint Venture Agreement.

                         "ALatieF Documents" means the agreements governing
               the sale and leaseback transaction between ALatieF-FI and FI, including the related financing arrangements under the Chase-ALatieF Agreement and the B.V. Notes, as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.2(o).

                         "ALatieF-FI" means P. T. ALatieF Freeport
               Infrastructure Corporation, the joint venture company organized under the laws of Indonesia by FI and ALatieF pursuant to the ALatieF-FI Joint Venture Agreement.

                         "ALatieF-FI Joint Venture Agreement" means the
               Joint Venture Agreement made and entered into on March 11, 1993, between FI and ALatieF, as in effect on the Fifth Amendment Closing Date and as amended as permitted by
               Section 5.2(o) from  time to time.

                         "ALatieF-FI Obligations" mean all obligations of
               FI and FCX relating to the ALatieF-FI Transaction, including FCX's Guarantee of the BV Notes and FI's Guarantee of the Chase-ALatieF Agreement obligations, FI's obligations under the intercompany notes relating to the B.V. Notes and FI's obligations under the related master services agreements.

                         "ALatieF-FI Transaction" means the sale and
               leaseback transaction between FI and ALatieF relating to the ALatieF-FI Assets, including the related financing arrangements, as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by
               Section 5.2(o).

                         "Alternate Base Rate" means for any day, a rate
               per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day,
               (b) the Base CD Rate in effect on such day plus 1% and
               (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
               Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                         "Applicable LIBO Rate" means on a per annum basis,
               in respect of any LIBO Rate Loan, for each day during the Interest Period for such Loan, the sum of (i) the LIBO Rate as determined by the Administrative Agent plus (ii) the Applicable Margin.

                         "Applicable Margin" means, with respect to any
               LIBO Rate Loan or Reference Rate Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth on Schedule I hereto under the caption "LIBOR Spread", "ABR Spread" or "Fee Percentage", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt.
               For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of BB-/Ba3 unless such rating agency shall have in effect a rating for senior subordinated unsecured, non-credit enhanced, long-term indebtedness for borrowed money of FCX, in which case such rating, increased by two categories, shall be used as the Index Debt rating of such rating agency so long as such rating agency has in effect such a rating and does not have in effect a rating for Index Debt; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories, the Applicable Margin shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, FI and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                         "Applicable Percentage" of any Bank means the
               percentage set opposite such Bank's name on Schedule II hereto, as modified from time to time as provided hereby.

                         "Applicable Reference Rate" means, on a per annum
               basis in respect of any Reference Rate Loan, for any day, the sum of the Alternate Base Rate, plus the Applicable Margin.

                         "Assessment Rate" means, with respect to each day
               during an Interest Period, the annual rate (rounded upwards, if not already a whole multiple of 1/100 of l%, to the next highest whole multiple of 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation or any successor ("FDIC") for the FDIC's insuring time deposits made in Dollars at offices of Chemical in the United States.

                         "Assigned Agreements" means the Contract of Work
               and the Concentrate Sales Agreements.

                         "Available Borrowing Base" means the then
               effective Borrowing Base minus the aggregate outstanding principal amount of all Borrowing Base Debt.

                         "Avco" means P.T. Airfast Aviation Facilities
               Company, an Indonesian joint venture company owned by P.T. Airfast Indonesia, P.T. Giga Haksa and FI.

                         "Bank" means each bank signatory hereto and its
               successors and permitted assigns under Section 10.3.

                         "Board" means the Board of Governors of the
               Federal Reserve System of the United States.

                         "Borrower" means FI.

                         "Borrowing Base" has the meaning assigned to such
               term in Article II.

                         "Borrowing Base Certificate" has the meaning
               assigned to such term in Article II.

                         "Borrowing Base Debt" means the sum, without
               duplication, of (i) FI Borrowing Base Debt plus (ii) FCX Borrowing Base Debt, all as of the date of calculation. In addition, any preferred stock issued by FI or FCX or a Restricted Subsidiary with mandatory redemption payments or put rights prior to the Maturity Date shall also be considered Borrowing Base Debt until the next redetermination of the Borrowing Base.

                         "Borrowing Date" means, with respect to any Loan,
               the date on which such Loan is disbursed.

                         "Business Day" means any day other than a
               Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                         "B.V. Notes" has the meaning assigned to such term
               in Section 5.2(g)(iii).

                         "Capitalized Lease Obligation" means the obliga-
               tion of any Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
                         "Caterpillar" means Caterpillar Financial Services
               Corporation.

                         "Caterpillar Assets" has the meaning assigned to
               such term in Section 5.2(g)(iv).

                         "Caterpillar Documents" means the documentation
               governing the Caterpillar Transaction, as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.2(o).

                         "Caterpillar Obligations" has the meaning assigned
               to such term in Section 5.2(g)(iv).

                         "Caterpillar Transaction" has the meaning assigned
               to such term in Section 5.2(g)(iv).

                         A "Change in Control" shall be deemed to have
               occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of FCX; or (b) a majority of the seats (other than vacant seats) on the board of directors of FCX shall at any time be occupied by Persons who were not (i) members of the board of directors of FCX on the Fifth Amendment Closing Date, (ii) appointed as, or nominated for election as, directors by a majority of directors who are (x) referred to in clause (i) and (y) other directors who are appointed or nominated in accordance with this clause (ii) or
               (iii) nominated or appointed by RTZ America, RTZ Indonesia or any Affiliate of either thereof pursuant to its participation in the Restructuring as contemplated by the Letter Agreement dated as of March 7, 1995, between RTZ America and FTX and FCX and the Stock Purchase Agreement.

                         "Chase-ALatieF Agreement" means the Credit
               Agreement dated as of December 15, 1993, between ALatieF-FI, the financial institutions named therein and The Chase Manhattan Bank (National Association), as Agent.

                         "Circle C Agreement" means the Credit Agreement
               dated as of February 6, 1992, as amended, by and between Circle C Land Corp. and TCB.

                         "Code" means the Internal Revenue Code of 1986, as
               amended from time to time.

                         "Commitment" means, with respect to each Bank, the
               Commitment of such Bank hereunder to make revolving loans as set forth on Schedule II hereto, or in the Commitment Transfer Supplement pursuant to which such Bank assumed its Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 3.7 and pursuant to assignments by such Bank pursuant to
               Section 10.3. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

                         "Commitment Fee" has the meaning assigned to such
               term in Section 3.6(a).

                         "Commitment Termination Date" has the meaning
               assigned to such term in Section 3.6(a).

                         "Commitment Transfer Supplement" means a
               Commitment Transfer Supplement entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

                         "Concentrate Sales Agreements" means all contracts
               and agreements with respect to the sale or disposition of ores or minerals produced by the mining, concentrating and related operations conducted by FI pursuant to the Contract of Work, as such agreements may be amended and in effect from time to time.

                         "Contract of Work" shall mean the Contract of Work
               made December 30, 1991, between the Ministry of Mines of the Government of the Republic of Indonesia, acting for and on behalf of the Government of the Republic of Indonesia, and FI, together with any related Implementation Agreement or Memorandum of Understanding with such Ministry of Mines acting on behalf of the Government of the Republic of Indonesia, as such agreement may be implemented, supplemented or amended as permitted hereby from time to time.

                         "Control" means the possession, directly or
               indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                         "Corporate Group Facility" means this Agreement
               and the FCX Credit Agreement.

                         "Corporate Group Loan Exposure" means the sum of
               Loan Exposure plus FCX Credit Agreement Loan Exposure.

                         "Corporate Group Loans" means the Loans made
               hereunder and the FCX Credit Agreement Loans made under the FCX Credit Agreement.

                         "Corporate Group Notes" means the Promissory Notes
               and the FCX Agreement Notes.

                         "Credit Event" means the making of a Loan.

                         "Debt" of any Person means, without duplication,
               (a) all obligations of such Person for borrowed money,
               (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
               by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capitalized Lease Obligations of such Person, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Debt and (k) all non-contingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner but shall exclude obligations under leases which are characterized as Operating Leases.

                         "Default" means any event or condition which upon
               the giving of notice or lapse of time or both would become an Event of Default.

                         "Depositary" means Chase in its capacity as
               Depositary under the FI Trust Agreement for the Sales Proceeds Account and the Special Account.

                         "Dollars" or "$" means United States Dollars.

                         "Domestic Office" means, for any Bank, the
               Domestic Office set forth for such Bank on the signature pages hereof, unless such Bank shall designate a different Domestic Office by notice in writing to the Administrative Agent, FI and FCX.

                         "EBITDA" means, for any fiscal quarter, the sum of
               FI's or FCX's, as applicable (a) consolidated net income
               (loss) after taxes (before deducting minority interests in net income (loss) of consolidated subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such net income); (b) consolidated interest paid or accrued on the Loans to FI or FCX, as applicable, and on other consolidated Debt of FI (including, in the case of FI, intercompany Debt owed to FCX) or FCX, as applicable, during such quarter and deducted in determining consolidated net income; (c) consolidated depreciation, depletion and amortization charges deducted in computing FI's or FCX's, as applicable, consolidated net income; and (d) provision for income taxes deducted in computing FI's or FCX's, as applicable, consolidated net income; provided that such calculations of items (a) through (d) will exclude items relating to Nonrestricted Subsidiaries.

                         "EBITDA Ratio" means at the end of any fiscal
               quarter, the cumulative sum, for the four consecutive fiscal quarters ending with such quarter, for FI or FCX, as applicable, of (a) EBITDA to (b) consolidated interest expense and capitalized interest paid or accrued on consolidated Debt of FI (including, in the case of FI, intercompany Debt owed to FCX) or FCX, as applicable, including the Corporate Group Loans and outstanding intercompany Debt, during such period; provided that such calculations of items (a) and (b) will exclude items relating to Nonrestricted Subsidiaries.

                         "environment" shall mean ambient air, surface
               water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.
                         "Environmental Claim" means any written notice of
               violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
               (d) the violation of any Environmental Law or Environmental
               Permit.

                         "Environmental Law" means any and all applicable
               treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters (and, in the case of FI, the equivalent substances to which the Contract of Work or the environmental Governmental Rules of Indonesia apply), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conser-vation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
               Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                         "Environmental Permit" means any permit, approval,
               authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                         "Equity Payment" means (i) any dividend on, or
               purchase, redemption or other payment, whether in cash or in kind, in respect of, the capital stock of FCX or FI as applicable, (ii) purchases by FI of capital stock of FCX and
               (iii) purchases by FCX of capital stock of FI.

                         "ERISA" means the Employee Retirement Income
               Security Act of 1974, as amended from time to time.

                         "ERISA Affiliate" means any trade or business
               (whether or not incorporated), that together with FI and FCX, is treated as a single employer under Section 414(b) or
               (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                         "ERISA Event" means (i) any "reportable event", as
               defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by FI, FCX or any ERISA Affiliate from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by FI, FCX or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and
               (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of FI or FCX.

                         "Event of Default" means any Event of Default
               defined in Article VII.

                         "FCX" means Freeport-McMoRan Copper & Gold Inc., a
               Delaware corporation.

                         "FCX Agent" means Chemical as administrative agent
               for the FCX Lenders under the FCX Credit Agreement.

                         "FCX Agreement Notes" means the promissory notes
               of FCX issued to the FCX Lenders pursuant to the FCX Credit Agreement.

                         "FCX Borrowing Base Debt" means (i) all Debt of
               FCX (including Loans to FCX but including only one-half of the principal amount of Subordinated Debt of FCX and excluding (x) all Debt, the proceeds of which were on-loaned to FI giving rise to Debt which constitutes FI Borrowing Base Debt, and (y) the Guarantee referred to in Section 5.2(g)(ix)), minus FCX Free Cash divided by (ii) FCX's direct and indirect percentage ownership interest in FI.

                         "FCX Collateral Agent" means Chemical in its
               capacity as FCX Collateral Agent for the Banks, the FI Lenders, the FM Lenders, the Pel-Tex Bank Lenders, TCB and the holders of the BV Notes under the FCX Pledge Agreements.

                         "FCX Credit Agreement" means the Credit Agreement
               dated as of June 30, 1995, among FI, FCX, the FCX Lenders, the FI Trustee, Chemical, as the administrative agent and Chase, as the documentary agent, as the same may be amended and in effect from time to time.

                         "FCX Credit Agreement Loan" means any loan made by
               the FCX Lenders pursuant to the FCX Credit Agreement.

                         "FCX Credit Agreement Loan Exposure" means the
               aggregate amount of unpaid principal of all FCX Credit Agreement Loans made by the FCX Lenders.

                         "FCX Credit Agreement Total Commitment" means
               $200,000,000, the committed amount under the FCX Credit Agreement, as the same may be permanently terminated or reduced from time to time.

                         "FCX Credit Event" means the making of an FCX
               Credit Agreement Loan.

                         "FCX/FMPO Guarantee" means the Guaranty Agreement
               dated as of the Fifth Amendment Closing Date, as such agreement may be amended and in effect from time to time, by FCX in respect of the Circle C Agreement, the FM Credit Agreement and the Pel-Tex Agreement (as such term is defined in the FCX Intercreditor Agreement).

                         "FCX Free Cash" means the lesser of (i) the then
               outstanding FCX Borrowing Base Debt (calculated without subtracting FCX Free Cash) and (ii) 95% of all amounts above $30,000,000 held by FCX on an unconsolidated basis in unencumbered cash or unencumbered Permitted Investments.

                         "FCX Indonesian Pledge Agreement" means the pledge
               agreement substantially in the form of Exhibit E-2 to the FCX Credit Agreement between FCX and the FCX Collateral Agent pursuant to which FCX creates a perfected first priority security interest under Indonesian law in 50.1% (on a fully diluted basis) of the capital stock of FI for the ratable benefit of the Banks, the holders of the B.V. Notes, the FM Lenders, the Pel-Tex Lenders, TCB and the FI Lenders.

                         "FCX Intercreditor Agreement" means the
               Intercreditor Agreement entered into as of the Fifth Amendment Closing Date in the form of Exhibit H to the FCX Credit Agreement, among the Administrative Agent on behalf of the Banks, the FM Agent on behalf of the FM Lenders, Hibernia National Bank as agent for the Pel-Tex Lenders, the FCX Agent on behalf of the FCX Lenders, TCB and Chemical, as FCX Collateral Agent, as such agreement may be further amended and in effect from time to time.

                         "FCX Lenders" means the banks party to the FCX
               Credit Agreement.

                         "FCX Pledge Agreements" means the FCX U.S. Pledge
               Agreement and the FCX Indonesian Pledge Agreement.

                         "FCX U.S. Pledge Agreement" means the pledge
               agreement substantially in the form of Exhibit E-1 to the FCX Credit Agreement between FCX and the FCX Collateral Agent pursuant to which FCX creates a perfected first priority security interest under U.S. law in 50.1% (on a fully diluted basis) of the capital stock of FI for the ratable benefit of the Banks, the holders of the B.V. Notes, the FM Lenders, the Pel-Tex Lenders, TCB and the FI Lenders.

                         "FI Agent" means Chemical as agent for the FI
               Lenders under this Agreement.

                         "FI Agreement Notes" means the promissory notes of
               FI issued to the FI Lenders pursuant to this Agreement.

                         "FI Borrowing Base Debt" means, without
               duplication, (x) all Debt of FI, including the Corporate Group Loans to FI but excluding all outstanding indebtedness under the RTZ Loan Agreement and Subordinated Debt of FI to the extent (a) in the case of Subordinated Debt from FI to FCX reflecting preferred stock of FCX without mandatory redemption provisions prior to the Maturity Date, the principal and interest on such Subordinated Debt was deducted from cash flows during the remaining period until the Maturity Date in the most recent Borrowing Base Certificate and (b) in the case of other Subordinated Debt of FI, all scheduled principal and interest thereon were deducted from cash flows in the most recent Borrowing Base Certificate (provided further that if principal and interest on any Subordinated Debt is not reflected in the most recent Borrowing Base Certificate, 50% of the principal amount of such Subordinated Debt shall be included as FI Borrowing Base Debt), minus (y) FI Free Cash.

                         "FI Collateral and Rights" has the meaning
               assigned to such term in Section 5.2(o).

                         "FI Free Cash" means the lesser of (i) the then
               outstanding FI Borrowing Base Debt (calculated without subtracting FI Free Cash) and (ii) 95% of all amounts above $30,000,000 held by FI on an unconsolidated basis in unencumbered cash or unencumbered Permitted Investments.

                         "FI Intercreditor Agreement" means the
               Intercreditor Agreement entered into as of the RTZ Closing Date in the form to be agreed pursuant to Section 10.17 among the Administrative Agent on behalf of the Banks, the FCX Agent on behalf of the FCX Lenders, RTZ Lender, PT-RTZ and the FI Trustee, as such agreement may be further amended and in effect from time to time.

                         "FI Obligations" has the meaning assigned to such
               term in Section 9.1.

                         "FI Product" means ores or minerals produced by
               the FI Project or otherwise obtained from the Mining Area (as defined in the Contract of Work) and any kinds of products, including, without limitation, concentrates, produced from such ores or minerals.

                         "FI Project" means the mining, concentrating and
               related operations conducted or to be conducted by FI in Irian Jaya, Indonesia, pursuant to the Contract of Work.

                         "FI Receivables Purchase Agreement" means any
               agreement entered into by FI with respect to the sale by FI of accounts receivable.

                         "FI Security Documents" means the FI Trust
               Agreement, the Surat Kuasa, the Fiduciary Transfer, the Fiduciary Assignment, the Fiduciary Power and all Uniform Commercial Code financing statements and their Indonesian equivalents required to be filed hereunder or under the FI Security Documents.

                         "FI Trust Agreement" means the Interim FI Trust
               Agreement or the Final FI Trust Agreement, as then applicable.

                         "FI Trustee" means First Trust of New York,
               National Association, or any successor trustee, as trustee for the Banks and the FCX Lenders pursuant to the FI Trust Agreement and, in such capacity, as security agent for the Banks and the FCX Lenders under the FI Security Documents.

                         "Fiduciary Assignment" means the Interim Fiduciary
               Assignment or the Final Fiduciary Assignment, as then applicable.

                         "Fiduciary Power" means the Interim Fiduciary
               Power or the Final Fiduciary Power, as then applicable.

                         "Fiduciary Transfer" means the Interim Fiduciary
               Transfer or the Final Fiduciary Transfer, as then applicable.

                         "Fifth Amendment Closing Date" has the meaning
               assigned to such term in Section 2(b) of the Amendment
               Agreement.

                         "Final FI Trust Agreement" means the Trust
               Agreement dated as of May 15, 1970, among FI, PT-RTZ, the Depositary and the FI Trustee (as successor to Morgan Guaranty Trust Company of New York), as amended in the form to be agreed pursuant to Section 10.17 and as attached as Exhibit G-1 to the FCX Credit Agreement as of the RTZ Closing Date and as further amended and in effect from time to time thereafter.

                         "Final Fiduciary Assignment" means the Fiduciary
               Assignment of Accounts Receivable (the Penyerahan Hak Atas Tagihan) dated December 30, 1991, granted by FI to the FI Trustee, as the same may be amended in the form to be agreed pursuant to Section 10.17 and as attached as Exhibit G-5 to the FCX Credit Agreement as of the RTZ Closing Date and as further amended and in effect from time to time thereafter.

                         "Final Fiduciary Power" means the Power of
               Attorney to Establish Fiduciary Transfer (Kuasa Untuk Memasang Penyerahan Hak Milik Fidusia) dated December 30, 1991, granted by FI to the FI Trustee (the "Amended Fiduciary Power"), as the same may be amended in the form to be agreed pursuant to Section 10.17 and as attached as Exhibit G-4 to the FCX Credit Agreement as of the RTZ Closing Date and as further amended and in effect from time to time thereafter.

                         "Final Fiduciary Transfer" means the Fiduciary
               Transfer of Assets (Penyerahan Hak Secara Fidusia) dated December 30, 1991, granted by FI to the FI Trustee, as the same may be amended and in the form to be agreed pursuant to
               Section 10.17 and as attached as Exhibit G-3 to the FCX Credit Agreement as of the RTZ Closing Date and as further amended and in effect from time to time thereafter.

                         "Final Surat Kuasa" means the Surat Kuasa (Power
               of Attorney) dated December 30, 1991, granted by FI to the FI Trustee as the same may be amended in the form to be agreed pursuant to Section 10.17 and as attached as Exhibit G-2 to the FCX Credit Agreement as of the RTZ Closing Date and as further amended and in effect from time to time thereafter.

                         "Financial Officer" of any corporation means the
               principal financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corpo-ration.

                         "FM Agent" means Chemical as administrative agent
               for the FM Lenders.

                         "FM Credit Agreement" means the Credit Agreement
               dated as of June 30, 1995, among FM Properties, FTX, FCX, the banks party thereto, the FM Agent and Chase, as documentary agent for such banks, as the same may be amended or replaced from time to time.

                         "FM Lenders" means the banks party to the FM
               Credit Agreement.

                         "FM Properties" means FM Properties Operating Co.,
               a Delaware general partnership whose partners are FTX and FM Properties, Inc.

                         "FRP" means Freeport-McMoRan Resource Partners,
               Limited Partnership, a Delaware limited partnership.

                         "FTX" means Freeport-McMoRan Inc., a Delaware
               corporation.

                         "GAAP" has the meaning assigned to such term in
               Section 1.2.

                         "Governmental Authority" means any United States
               or Indonesian Federal, state, local or any foreign court or governmental agency, authority, instrumentality or regulatory body.

                         "Governmental Rule" means any statute, law,
               treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasijudicial tribunal.

                         "Guarantee" means, with respect to any Person, any
               obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any agreement or obligation (i) to pay dividends or other distributions upon the stock of such other Person, or any obligation of such other Person, direct or indirect,
               (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, obligation, dividend or distribution, (iii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or obligation or the holder of such stock of the payment of such Debt, obligation, dividend or distribution including, without limitation, any take-or-pay contract or agreement to buy a minimum amount or quantity of production or to provide an operating subsidy which, in each case, is utilized for a third party financing, or (iv) to maintain working capital, equity capital or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Debt, obligation, dividend or distribution; provided, however, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

                         "Hazardous Materials" means all explosive or
               radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.


                         "Hedge Agreement" means any interest rate,
               currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

                         "Implementation Agreement" means the
               Implementation Agreement dated as of May 2, 1995, between FCX and RTZ as approved by the Banks (it being understood and agreed that the form of the documents attached thereto as Exhibits, including without limitation the Participation Agreement, the RTZ Loan Agreement and any assignment of FI's interest in the Contract of Work or the FI Project, are subject to the approval of the Banks pursuant to Section 10.17) and in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.3.

                         "Index Debt" means the senior, unsecured, non-
               credit enhanced, long-term indebtedness for borrowed money of FCX, or if no such indebtedness of FCX is then rated by Moody's or S&P, the B.V. Notes so long as the B.V. Notes are rated by Moody's and S&P.

                         "Indocopper Shareholders Agreement" means the
               Amended and Restated Shareholders Agreement dated as of November 12, 1992, by and among P.T. Indocopper Investama Corporation, FCX, certain individuals and P.T. Bakrie Investindo.

                         "Indonesian Taxes" means all present and future
               income, franchise, stamp, property and other taxes, levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by Indonesia or any political subdivision or taxing authority thereof or therein or any association or organization of which Indonesia may be a member (but excluding taxes or other similar governmental charges, fees or assessments imposed upon the net income of, or any franchise taxes imposed on, the Administrative Agent, the FI Trustee or any Bank (or Transferee) which has its principal office in Indonesia or a branch office in Indonesia, unless and to the extent attributable to the enforcement of any rights hereunder or under any FI Security Document with respect to an Event of Default), together with interest thereon and penalties, fines and surcharges and other liabilities with respect thereto, if any, on or in respect of this Agreement, the Loans to FI, the FI Security Documents, the Assigned Agreements or the Corporate Group Notes of FI, the execution enforcement, registration, recordation, notarization, or other formalization, of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof.

                         "Interest Payment Date" means (i) as to any
               Reference Rate Loan, the next succeeding March 31, June 30, September 30 or December 31 (subject to Section 3.16), or if earlier, the Maturity Date, and (ii) as to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of more than three months' duration, the date that would be the last day of such Interest Period if such Interest Period were of three months' duration) and the date of any continuation or conversion of such Loan as or into a Loan of the same or a different type.

                         "Interest Period" means (i) as to any LIBO Rate
               Loan, the period commencing on the date of such LIBO Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as FI may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the earliest of (x) the next succeeding March 31, June 30, September 30 or December 31,
               (y) the Maturity Date and (z) the date such Loan is prepaid or converted as permitted hereby; provided, however, that
               (1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) no Interest Period with respect to any Loan shall end later than the Maturity Date and (3) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                         "Interim FI Trust Agreement" means the Trust
               Agreement dated as of May 15, 1970, among FI, the Depositary and the FI Trustee (as successor to Morgan Guaranty Trust Company of New York), as amended in the form of Exhibit F-1 to the FCX Credit Agreement as of the Fifth Amendment Closing Date and as further amended and in effect from time to time prior to the RTZ Closing Date.

                         "Interim Fiduciary Assignment" means the Fiduciary
               Assignment of Accounts Receivable (the Penyerahan Hak Atas Tagihan) dated December 30, 1991, granted by FI to the FI Trustee, as the same may be amended in the form of Exhibit F-5 to the FCX Credit Agreement as of the Fifth Amendment Closing Date and as further amended and in effect from time to time prior to the RTZ Closing Date.

                         "Interim Fiduciary Power" means the Power of
               Attorney to Establish Fiduciary Transfer (Kuasa Untuk Memasang Penyerahan Hak Milik Fidusia) dated December 30, 1991, granted by FI to the FI Trustee (the "Amended Fiduciary Power"), as the same may be amended in the form of Exhibit F-4 to the FCX Credit Agreement as of the Fifth Amendment Closing Date and as further amended and in effect from time to time prior to the RTZ Closing Date.

                         "Interim Fiduciary Transfer" means the Fiduciary
               Transfer of Assets (Penyerahan Hak Secara Fidusia) dated December 30, 1991, granted by FI to the FI Trustee, as the same may be amended and in the form of Exhibit F-3 to the FCX Credit Agreement as of the Fifth Amendment Closing Date and as further amended and in effect from time to time prior to the RTZ Closing Date.

                         "Interim Surat Kuasa" means the Surat Kuasa (Power
               of Attorney) dated December 30, 1991, granted by FI to the FI Trustee as the same may be amended in the form of Exhibit F-2 to the FCX Credit Agreement as of the Fifth Amendment Closing Date and as further amended and in effect from time to time prior to the RTZ Closing Date.

                         "Jaya Power" means P.T. Puncakjaya Power, a
               limited liability company organized under Indonesian law, the shareholders of which are FI and Affiliates of Duke Energy Corp., PowerLink Corporation and P.T. Austindo Nusantara Jaya.

                         "LIBO Rate" means, with respect to any LIBO Rate
               Loan for any Interest Period, an interest rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the arithmetic average of the respective rates per annum at which Dollar deposits approximately equal in principal amount to the Reference Banks' portions of such LIBO Rate Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal London offices of the Reference Banks in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                         "LIBO Rate Loan" means any Loan for which interest
               is determined, in accordance with the provisions hereof, at the Applicable LIBO Rate.

                         "LIBOR Office" means, for any Bank, the LIBOR
               Office set forth for such Bank on the signature pages hereof or as otherwise notified in writing to the Agent and FI, unless such Bank shall designate a different LIBOR Office by notice in writing to the Administrative Agent and FI.

                         "Lien" means with respect to any asset, (a) a
               mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) other encumbrances of any kind, including, without limitation, production payment obligations.

                         "Loan" means any loan made pursuant to
               Section 3.1.

                         "Loan Documents" means the Amendment Agreement,
               the Corporate Group Facilities, the Corporate Group Notes, the FCX Pledge Agreements, the FCX Intercreditor Agreement, the FI Intercreditor Agreement, the FI Security Documents and all other agreements, certificates and instruments now or hereafter entered into in connection with any of the foregoing, in each case as amended and modified from time to time.

                         "Loan Exposure" means the aggregate amount of
               unpaid principal of all Loans made by the Banks.

                         "Major Concentrate Sales Agreement" means any
               Concentrate Sales Agreement with aggregate sales during the term thereof of at least $75,000,000.

                         "Margin Stock" has the meaning assigned to such
               term in Regulation U.

                         "Material Adverse Effect" means (a) a materially
               adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of FI or FCX, as applicable, and their Subsidiaries taken as a whole,
               (b) material impairment of the ability of FI or FCX, as applicable, or any of their Subsidiaries to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

                         "Maturity Date" means December 31, 1999, or, if
               earlier, the date of termination of the Commitments pursuant to the terms hereof.

                         "Memorandum of Understanding" means the Memorandum
               of Understanding dated as of December 27, 1991, between the Ministry of Mines and Energy of the Government of the Republic of Indonesia, and FI as amended, modified or supplemented as permitted hereby from time to time.

                         "Moody's" means Moody's Investors Service, Inc.

                         "Multiemployer Plan" means a multiemployer plan as
               defined in Section 4001(a)(3) of ERISA to which FI, FCX or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                         "Net Proceeds" means (i) the gross fair market
               value of the consideration or other amounts payable to or receivable by FI or any Restricted Subsidiary of FI in respect of any Net Proceeds Transaction less (ii) the amount, if any, of all taxes (but only to the extent such Person reasonably estimates that such taxes will be paid on the date of the next tax filing by such Person or such affiliate of such Person), and reasonable and customary fees, commissions, costs and other expenses (other than those payable to FI or FCX or any Restricted Subsidiary) which are incurred in connection with such Net Proceeds Transaction and are payable by the seller or the transferor of the assets or property subject to such Net Proceeds Transaction, but only to the extent not already deducted in arriving at the amount referred to in clause (i), and less
               (iii) amounts used within 120 days from the date of closing or effectiveness of the Net Proceeds Transaction by the seller or transferor to purchase other assets used in the business of it and its Wholly Owned Restricted Subsidiaries and not pledged or encumbered to any other Person.

                         "Net Proceeds Transactions" means any sales,
               transfers, distributions or other dispositions (including by merger or consolidation) of assets or properties (including any capital or other equity interests) owned by FI or its Restricted Subsidiaries, but excluding (a) the ALatieF Transaction, the PFT Transaction, the P&O Transaction, the Airfast Transaction and the Waste Water Transaction, (b) sale and leaseback transactions permitted by
               Section 5.2(g)(vi), (c) dispositions of obsolete or worn-out property or real estate not used or useful in its business,
               (d) permitted transfers of assets from FI or FCX to a Restricted Subsidiary or from a Restricted Subsidiary to FI or FCX or another Restricted Subsidiary, (e) sales or other dispositions of Nonrestricted Subsidiaries or interests therein, (f) sales or other dispositions by Nonrestricted Subsidiaries of their assets, (g) direct sales of equity by FI or a Restricted Subsidiary of FI, (h) sales of accounts receivable, (i) transfers of assets pursuant to permitted sale and leaseback transactions and (j) the granting of the RTZ Interests to PT-RTZ as contemplated by the Participation Agreement.

                         "1994 Form l0-K" has the meaning assigned to such
               term in Section 4.1(e).

                         "Nonrestricted Subsidiary" means (i) any of the
               Subsidiaries listed on Schedule III to the FCX Credit Agreement as a Nonrestricted Subsidiary, (ii) any Subsidiary of any Nonrestricted Subsidiary and (iii) any surviving corporation (other than FI or FCX or a Restricted Subsidiary) into which any of such corporations referred to in clause (i) or (ii) is merged or consolidated, subject to
               Section 5.2(c), and (iv) any Subsidiary organized after the date of this Agreement for the purpose of acquiring the stock or assets of another Person or for start-up ventures or exploration programs or activities and designated as a Nonrestricted Subsidiary by FCX at the time of its organization. By written notice to the Administrative Agent, FCX may (x) declare any Nonrestricted Subsidiary to be a Restricted Subsidiary and such former Nonrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, the interest of FCX in all of which has an equity value or loan investment of less than $5,000,000 in the aggregate, to be a Nonrestricted Subsidiary and any such former Restricted Subsidiary shall thereafter be deemed to be a Nonrestricted Subsidiary for all purposes of this Agreement.

                         "Operating Lease" means any lease other than a
               lease giving rise to a Capitalized Lease Obligation.

                         "Participation Agreement" means the Participation
               Agreement between FI and PT-RTZ as approved by the Banks pursuant to Section 10.17 and in effect on the RTZ Closing Date and as amended from time to time as permitted by
               Section 5.3.

                         "PBGC" means the Pension Benefit Guaranty Corpora-
               tion referred to and defined in ERISA.

                         "Pel-Tex Lenders" has the meaning assigned to such
               term in the FCX Intercreditor Agreement.

                         "Permitted Investments" means (a) certificates of
               deposit of, or other bank accounts with, banks (or with their branches) having a short-term deposit rating issued by Moody's of P-l; (b) investments in readily marketable money market funds having assets in excess of one billion dollars, which assets have an average life of less than one year and an average quality of at least "A" as rated by S&P or Moody's; and (c) commercial paper rated A-1 by S&P or P-l by Moody's.

                         "Permitted Secured Hedge" means any Hedge
               Agreement between FI or FCX and any Bank that shall be ratably secured pursuant to (x) the FCX Pledge Agreements, in the case of such Hedge Agreements with FCX, or (y) in the case of any such Hedge Agreements with FI, the FI Security Documents.

                         "Person" means any natural person, corporation,
               partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                         "PFT Assets" means certain specified power
               generation and transmission assets sold by FI to Jaya Power pursuant to the PFT Documents.

                         "PFT Documents" means the agreements governing the
               PFT Transaction as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by
               Section 5.2(o).

                         "PFT Obligations" mean all the obligations of FI
               relating to the PFT Transaction.

                         "PFT Transaction" means FI's sale of the PFT
               Assets to Jaya Power, the related financing transaction for such purchase, the entering into various contracts relating to the supply and purchase of the electric power generated from the PFT Assets and the making by FI an equity investment of up to $17,750,000 in Jaya Power, all substantially on the terms described in the PFT Documents.

                         "Plan" means any employee pension benefit plan
               (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which FI, FCX or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
               Section 3(5) of ERISA.

                         "Policies", with respect to the Administrative
               Agent and any Bank in connection with determinations relating to the Borrowing Base, means the normal policy guidelines on price parameters, cost escalations and discount and other factors and technical assumptions customarily used by the Administrative Agent or such Bank in evaluating energy and natural resource-related credits.

                         "Portfolio Investments" means customary portfolio
               cash management investments made pursuant to prudent cash management practices.

                         "Power Facilities Transfer" means, collectively,
               each transfer by FI of electric power generation and transmission facilities with arrangements providing for the continued supply of electric power to the FI Project, all as required by the PFT Documents.

                         "P&O" means ALatieF P&O Port Development Company,
               a joint venture company incorporated in Indonesia with shareholdings by P&O Australia Limited, ALatieF and certain other Persons.

                         "P&O Assets" means certain specified port
               facilities, construction and maintenance-related assets transferred by FI to P&O pursuant to the P&O Documents.

                         "P&O Documents" means the agreements governing the
               sale and leaseback transaction between FI and P&O as in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.2(o).

                         "P&O Obligations" mean all obligations of FI
               relating to the P&O Transaction.

                         "P&O Transaction" means FI's sale of the P&O
               Assets to P&O, the entering into of various contracts relating to the use by FI of the P&O Assets and the related financing, all substantially as provided in the P&O Documents.

                         "Promissory Notes" means the promissory notes of
               FI and FCX referred to in Section 3.4.

                         "Properties" has the meaning assigned such term in
               Section 4.1(n)(1).

                         "PT-RTZ" means a limited liability company
               organized under the laws of Indonesia and a wholly owned subsidiary of RTZ.

                         "Reference Banks" means Chemical and Chase.

                         "Reference Rate Loan" means any Loan for which
               interest is determined, in accordance with the provisions hereof, at the Applicable Reference Rate.

                         "Register" has the meaning assigned such term in
               Section 10.3(d).

                         "Regulation D" means Regulation D of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation G" means Regulation G of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation U" means Regulation U of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation X" means Regulation X of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Release" means any spilling, leaking, pumping,
               pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                         "Remedial Action" means (a) "remedial action" as
               such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

                         "Required Banks" means, subject to Section
               10.7(b), at any time Banks having Commitments representing at least 66-2/3% of the aggregate Commitments hereunder or, if the Commitments have been terminated, Banks holding Loans representing at least 66 2/3% of the aggregate principal amount of the Loans.

                         "Responsible Officer" of any corporation means any
               executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsi-ble for the administration of the obligations of such corpo-ration in respect of this Agreement.

                         "Restricted Subsidiary" means FI and any other
               Subsidiary of FCX or FI that is not a Nonrestricted
               Subsidiary.

                         "Restructuring" means the transactions between FTX
               and FCX (on the one hand) and RTZ, RTZ Indonesia and RTZ America (on the other hand) pursuant to the Stock Purchase Agreement, and the distribution on a generally tax free basis (subject to exceptions approved by the Administrative Agent and the Documentary Agent) by FTX to its shareholders of the shares of FCX, thereby leaving FTX as a holding company for FRP and leaving FCX as the publicly held holding company for FI, together with arrangements required by or effectuated in connection with such distribution with respect to existing contractual agreements and indebtedness of FTX, FRP, FCX and FI, all on terms substantially the same as those disclosed in writing to the Banks prior to the Fifth Amendment Closing Date or otherwise satisfactory to the Required Banks (including all tax, accounting, corporate and partnership matters).

                         "RTZ" means the RTZ Corporation PLC, a company
               organized under the laws of England.

                         "RTZ America" means RTZ America, Inc., a Delaware
               corporation and a wholly owned subsidiary of RTZ.

                         "RTZ Closing Date" has the meaning assigned to
               such term in Section 6.1(c).

                         "RTZ Collateral" means FI's 60% share of
               Incremental Expansion Cashflow (as defined in the
               Participation Agreement) pledged to RTZ Lender as contemplated by the RTZ Loan Agreement.

                         "RTZ Indonesia" means RTZ Indonesia Limited, a
               company organized under the laws of England and a wholly owned subsidiary of RTZ.

                         "RTZ Interests" means the interests of PT-RTZ in
               the Contract of Work and in the Joint Operations, Sole Risk Programmes of RTZ and the Joint Account Assets (as such terms are defined in the Participation Agreement) as permitted by Section 5.3, the FI Intercreditor Agreement and the FI Trust Agreement.

                         "RTZ Lender" means a company to be organized
               pursuant to the Participation Agreement under the laws of England and a wholly owned subsidiary of RTZ.

                         "RTZ Loan Agreement" means the Loan Agreement
               between the RTZ Lender and FI as approved by the Banks pursuant to Section 10.17 and in effect on the RTZ Closing Date and as amended from time to time as permitted by
               Section 5.3.

                         "RTZ Transactions" means the transactions
               contemplated by the Implementation Agreement, the Participation Agreement and the RTZ Loan Agreement as described in Schedule VII to the FCX Credit Agreement and as otherwise approved by the Banks pursuant to Section 10.17.

                         "Sales Proceeds Account" has the meaning assigned
               to such term in the FI Trust Agreement.

                         "S&P" means Standard & Poor's Ratings Group, a
               division of McGraw-Hill, Inc.

                         "SEC" means the Securities and Exchange Commis-
               sion.

                         "Special Account" has the meaning assigned to such
               term in the FI Trust Agreement.

                         "Specified Assets" means those assets released
               from the Lien of the FI Security Documents and transferred by FI as required by the Specified Documents.

                         "Specified Documents" mean the Airfast Documents,
               the ALatieF-FI Documents, the Caterpillar Documents, the PFT Documents, the P&O Documents and the Waste Water Documents.

                         "Specified Obligations" mean the Airfast
               Obligations, the ALatieF-FI Obligations, the Caterpillar Obligations, the PFT Obligations, the P&O Obligations and the Waste Water Obligations.

                         "Specified Transactions" mean the Airfast
               Transaction, the ALatieF-FI Transaction, the Caterpillar Transaction, the PFT Transaction, the P&O Transaction and the Waste Water Transaction.

                         "Statutory Reserves" means a fraction (expressed
               as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Bank (including any branch, Affiliate, or other funding office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and
               (b) with respect to the LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                         "Stock Purchase Agreement" means the Agreement
               dated as of May 2, 1995, by and between FTX, FCX, RTZ, RTZ Indonesia and RTZ America as approved by the Banks and in effect on the Fifth Amendment Closing Date and as amended from time to time as permitted by Section 5.3.
                         "Subordinated Debt" means Debt of FI which is
               subordinated to the Corporate Group Loans on terms approved by the Administrative Agent.

                         "Subsidiary" means as to any Person, any
               corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more other Subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such Person or a Subsidiary of such Person is a general partner; provided that unless otherwise specified, "Subsidiary" means a Subsidiary of FCX.

                         "Surat Kuasa" means the Interim Surat Kuasa or the
               Final Surat Kuasa, as then applicable.

                         "TCB" means Texas Commerce Bank National
               Association, a national banking association.

                         "Third Party" has the meaning assigned to such
               term in Section 5.2(l).

                         "Total Commitment" means the sum of all the then
               effective Commitments.

                         "Transfer Effective Date" has the meaning assigned
               to such term in each Commitment Transfer Supplement.

                         "Transferee" means any Participant or Purchasing
               Bank, as such terms are defined in Section 10.3.

                         "Waste Water" means P.T. Agumar Rust Indonesia, a
               joint venture company incorporated in Indonesia with shareholdings by Rust International Holding Inc. and Agumar Lingkungan Mulia Company.
                         "Waste Water Assets" means certain specified waste
               water facilities and assets to be transferred to Waste Water, which assets are to be released from the Lien of the FI Security Documents as contemplated by Section 5.2(r) and
               Section 8.1(j).

                         "Waste Water Documents" means the agreements
               governing the sale and leaseback transaction between FI and Waste Water on the terms approved by the Administrative Agent pursuant to the Section 5.2(r), and as amended from time to time as permitted by Section 5.2(o).

                         "Waste Water Obligations" mean all obligations of
               FI relating to the Waste Water Transaction.

                         "Waste Water Transaction" means FI's sale of the
               Waste Water Assets to Waste Water, the entering into of various contracts relating to the use by FI of the Waste Water Assets and the related financing, all substantially as provided in the Waste Water Documents.

                         "Wholly Owned Restricted Subsidiary" means any
               Subsidiary all of the stock of which is at the time owned by FCX, FI and/or one or more other Wholly Owned Restricted Subsidiaries of either of them.

                         "Withdrawal Liability" means liability to a
               Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                         SECTION 1.2. Accounting Terms. Except as other-wise herein specifically provided, each accounting term used herein shall have the meaning given it under United States generally accepted accounting principles in effect from time to time (with such changes thereto as are approved or concurred in from time to time by FI's or FCX's independent public accountants, as applicable) applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.1(a) ("GAAP"); provided, however, that each reference in Section 5.2 hereof, or in the definition of any term used in Section 5.2 hereof, to GAAP shall mean generally accepted accounting principles as in effect on the Fifth Amendment Closing Date and as applied by FI or FCX in preparing the financial statements referred to in Section 4.1(e). In the event any change in GAAP materially affects any provision of this Agreement, the Banks, FCX and FI agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective FCX's and FI's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.

                         SECTION 1.3.  Section, Article, Exhibit and
               Schedule References, etc. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits or Schedules, as the case may be, of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.


                                        ARTICLE II

                              Borrowing Base Determinations

                         SECTION 2.1. Annual Determination of Borrowing Base. As of the Fifth Amendment Closing Date, and until the next redetermination of the Borrowing Base, the Borrowing Base shall be $2,000,000,000. FI shall, on or prior to April 1 in each year commencing with 1996, furnish to each Bank a Borrowing Base Certificate dated as of April 1 of such year. Such Borrowing Base Certificate shall have attached thereto (A) a report on the operations, results and outlook for the FI Project prepared by FI and satisfactory to the Administrative Agent and (B) a schedule setting forth the projected ownership interest of FI and FCX in each of the Restricted Subsidiaries and FCX's projected ownership interest in FI and the projected cash flow associated with the FI Project and the assets of each of the Restricted Subsidiaries of FI (an update of such schedule shall also be required to be delivered to each Bank on or prior to each Borrowing Base redetermination). On or prior to the May 1 following the receipt by each Bank of such annual Borrowing Base Certificate, the Administrative Agent shall determine, based upon the information (including information as to projected cash flows) contained in such Borrowing Base Certificate and the reports and schedules attached thereto and on the Administrative Agent's Policies, a borrowing base calculation for FI (the "Borrowing Base") based on the projected future cash flow associated with the assets of FI. The recommended Borrowing Base as determined by the Administrative Agent shall be promptly communicated to the Banks together with the list of the Nonrestricted Subsidiaries (if any) included in such calculation. The Banks shall promptly consider and approve or disapprove the recommended Borrowing Base in writing and upon approval of such recommendations by the Required Banks by written notice to the Administrative Agent, such approved amount shall constitute the then effective Borrowing Base. In the event that the Administrative Agent's recommended Borrowing Base is not approved by the Required Banks, the Administrative Agent shall work with the Banks to agree upon a revised Borrowing Base acceptable to Banks sufficient to constitute the Required Banks. Such determination of the Borrowing Base by the Administrative Agent and such approval or nonapproval by the Required Banks of the effective Borrowing Base shall be based on their respective Policies. Each such determination (and each redetermination as provided for below) of the Borrowing Base shall remain in effect until the next succeeding calculation and approval of the Borrowing Base in the manner provided in this Article II.
                         SECTION 2.2. Redetermination of Borrowing Base. It is hereby acknowledged and agreed by FI if at any time
               (I) FI does not furnish a Borrowing Base Certificate on the required date and as required by Section 2.1, (II) as provided in Section 2.3, after giving effect to a proposed Equity Payment, the Available Borrowing Base shall be below $125,000,000, (III) FCX, FI or any Restricted Subsidiary shall be required to make any mandatory prepayment, acquisition, repurchase or defeasance of the B.V. Notes or
               (IV) the Required Banks provide written notice to the Administrative Agent prior to September 1 of any year that, in their reasonable opinion, circumstances have arisen since the most recent calculation of the Borrowing Base that would cause a material decrease in the Borrowing Base if it were to be recalculated on the date of such notice, then in any such case the Required Banks shall have the right to redetermine the Borrowing Base to be effective for the remainder of the period originally to have been covered by the Borrowing Base then in effect, at whatever amount they deem appropriate in their best judgment, based on all information reasonably available to them at such time. Not more than twice in any calendar year FI and FCX may request by written notice to the Administrative Agent a redetermination of the Borrowing Base in accordance with the procedures provided in Section 2.1.

                         SECTION 2.3. Redetermination Based on Equity Payments. If FI or FCX shall determine to make an Equity Payment (other than (x) FCX's purchase of FI stock and (y) scheduled mandatory redemption payments or dividends on preferred stock either (a) taken into account in the most recent Borrowing Base Certificate or (b) which constitutes Borrowing Base Debt), and if after giving effect to such proposed Equity Payment the Available Borrowing Base would then be less than $125,000,000, then (i) FI or FCX, as applicable, shall provide written notice to the Administrative Agent 15 days (or earlier if practicable) prior to the date of the proposed Equity Payment, together with a calculation of the Available Borrowing Base after giving effect to such proposed Equity Payment, and (ii) the Required Banks may redetermine the Borrowing Base taking into account such proposed Equity Payment; provided, however, that nothing shall preclude FI or FCX, as applicable, from making such Equity Payment if otherwise permitted by Section 5.2(q).

                         SECTION 2.4.  Grace Period for Compliance with
               Section 2.1 upon Borrowing Base Redeterminations. If FI is out of compliance with Section 3.1 or FI or FCX is out of compliance with Section 5.2(b) either (x) subsequent to an Equity Payment as a result of a redetermination of the Borrowing Base pursuant to clause (II) of Section 2.2 by the Required Banks (as distinct from any other cause, including additional incurrences of Debt by FI and FCX or otherwise) or (y) as a result of a redetermination of the Borrowing Base pursuant to Section 2.1 or clause (IV) of Section 2.2, then so long as no other Default or Event of Default shall have occurred and be continuing, FI and FCX shall have 90 days from the date of such redetermination (90 days from the later of the date of such redetermination and the date of such Equity Payment, in the case of a redetermination pursuant to clause (II) of Section 2.2) in which to come into compliance with Section 3.1 and 5.2(b), and during such 90-day period may continue or convert (without any increase in principal amount) existing Loans pursuant to
               Section 3.10, but not for periods extending beyond such 90-day period until FCX or FI is in compliance, and until FCX or FI comes in compliance with Sections 3.1 and 5.2(b), FCX and FI and the Restricted Subsidiaries shall not incur any additional Debt. No such 90-day grace period shall be applicable to any redetermination of the Borrowing Base pursuant to clause (I) of Section 2.2 or to any reduction of the Borrowing Base pursuant to Section 2.5.

                         SECTION 2.5. Reduction of Borrowing Base from Sales of Assets. Upon receipt by FI or FCX or a Restricted Subsidiary of the Net Proceeds from any Net Proceeds Transaction, the Borrowing Base shall be immediately and automatically reduced for the period remaining until the next succeeding redetermination of the Borrowing Base pursuant to Section 2.1 or 2.2 by the amounts indicated below on the basis of the then cumulative Net Proceeds received from all Net Proceeds Transactions since the last redetermination of the Borrowing Base as follows:

                         (i) until such cumulative Net Proceeds exceed
               $175,000,000, by 50% of such Net Proceeds;

                        (ii) when such cumulative Net Proceeds exceed
               $175,000,000 but not $350,000,000, by 75% of such Net
               Proceeds in excess of $175,000,000; and

                       (iii) after such cumulative Net Proceeds exceed
               $350,000,000, by 100% of such Net Proceeds in excess of $350,000,000.

                         SECTION 2.6. Nonreviewability of Borrowing Base Redetermination. It is hereby acknowledged and agreed by FI that each such determination and redetermination of the Borrowing Base by the Administrative Agent and/or Required Banks shall be made in their sole and absolute discretion and shall be final, binding on and nonreviewable by FI and none of the Administrative Agent or any Bank shall be required to disclose to FI its Policies.


                                       ARTICLE III

                                        The Loans

                         SECTION 3.1. Revolving Credit Facility. Upon the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Loans to FI, at any time and from time to time until the earlier of the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount at any one time outstanding not to exceed such Bank's Applicable Percentage of the then effective unused Total Commitment on the Borrowing Date for such Loan. Within the foregoing limits, FI may borrow, repay and reborrow, prior to the Maturity Date, Loans subject to the terms, provisions and limitations set forth herein; provided, however, that no borrowing shall be made hereunder (except for continuations or conversions of existing Loans during any applicable 90-day period referred to in Sec-tion 2.4 without increase in the principal amount of such Loans) if (x) the aggregate principal amount of all the Corporate Group Loans would exceed the sum of the FCX Credit Agreement Total Commitment and the Total Commitment or (y) Borrowing Base Debt would exceed the Borrowing Base.

                         SECTION 3.2. Loans. (a) The Loans made by the Banks to FI on any one date shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments. The Loans by each Bank to FI made after the Fifth Amendment Closing Date shall be made against an appropriate Promissory Note, payable to the order of such Bank in the amount of its Commitment, executed by FI, as referred to in Section 3.4.

                         (b) Each Loan shall be either a Reference Rate Loan or a LIBO Rate Loan as FI may request pursuant to
               Section 3.3. Subject to the provisions of Sections 3.3 and 3.10, Loans of more than one type may be outstanding at the same time.

                         (c)  Each Bank shall make its portion, as
               determined under Section 3.14, of each Loan hereunder on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York in immediately available funds not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of FI with the Administrative Agent or, if Loans shall not be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Banks. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Loan that such Bank will not make available to the Administrative Agent such Bank's portion of such Loan, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Loan in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to FI on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and FI severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to FI until the date such amount is repaid to the Administrative Agent at an interest rate equal to (i) in the case of FI, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
               If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan for purposes of this Agreement.

                         SECTION 3.3. Notice of Loans. (a) FI shall give the Administrative Agent irrevocable telephonic (promptly confirmed in writing), written, telecopy or telex notice in the form of Exhibit B with respect to each Loan (i) in the case of a LIBO Rate Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, and (ii) in the case of a Reference Rate Loan, not later than 10:30 a.m., New York City time, on the date of a proposed borrowing. Such notice shall be irrevocable (except that in the case of a LIBO Rate Loan, FI may, subject to Section 3.13, revoke such notice by giving written or telex notice thereof to the Administrative Agent not later than 10:30 a.m., New York City time, two Business Days before such proposed borrowing) and shall in each case refer to this Agreement and specify (1) whether the Loan then being requested is to be a Reference Rate Loan or LIBO Rate Loan, (2) the date of such Loan (which shall be a Business Day) and amount thereof, and (3) if such Loan is to be a LIBO Rate Loan, the Interest Period or Interest Periods (which shall not end after the Maturity Date) with respect thereto. If no election as to the type of Loan is specified in any such notice by FI, such Loan shall be a Reference Rate Loan. If no Interest Period with respect to any LIBO Rate Loan is specified in any such notice by FI, then FI shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Banks of any notice given by FI pursuant to this Section 3.3(a) and of each Bank's portion of the requested Loan.

                         (b) FI may continue or convert all or any part of any Loan as or into a Loan of the same or a different type in accordance with Section 3.10 and subject to the limitations set forth herein. If FI shall not have delivered a borrowing notice in accordance with this
               Section 3.3 prior to the end of the Interest Period then in effect for any Loan requesting that such Loan be converted or continued as permitted hereby, then FI shall (unless FI has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Loan is to be repaid at the end of such Interest Period) be deemed to have delivered a borrowing notice pursuant to Section 3.3 requesting that such Loan be converted into or continued as a Reference Rate Loan of equivalent amount.

                         (c) Notwithstanding any provision to the contrary in this Agreement, FI shall not in any notice of borrowing under this Section 3.3 request any LIBO Rate Loan which, if made, would result in more than 20 separate LIBO Rate Loans of any Bank. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                         SECTION 3.4. Promissory Notes. (a) The Loans made by each Bank to FI shall be evidenced by a Promissory Note duly executed on behalf of FI, dated the Fifth Amendment Closing Date, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in a principal amount equal to its Commitment. The outstanding principal balance of each Loan, as evidenced by such Promissory Note, shall be payable on the Maturity Date. Each Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof, as provided in Section 3.5.

                         (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid such Bank from time to time under this Agreement. Each Bank shall, and is hereby authorized by FI to, endorse on the schedule attached to the Promissory Note delivered by FI to such Bank (or on a continuation of such schedule attached to such Promissory Note and made a part thereof), or otherwise record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank to FI, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Bank to make such a notation or any error in such a notation shall not affect the obligation of FI to repay the Loans made by such Bank in accordance with the terms of this Agreement and such Promissory Note.

                         (c)  The Administrative Agent shall maintain
               accounts for (i) the type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from FI to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from FI and each Bank's share thereof.

                         (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 3.4 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of FI to repay the Loans in accordance with their terms.

                         SECTION 3.5. Interest on Loans. (a) Subject to the provisions of Section 3.8, each Reference Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, and over a year of 360 days at all other times), equal to the Applicable Reference Rate.

                         (b) Subject to the provisions of Section 3.8, each Loan which is a LIBO Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable LIBO Rate for the Interest Period in effect for such Loan.

                         (c) Interest on each Loan shall be payable on each applicable Interest Payment Date. The Applicable Reference Rate and the Applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise FI and each Bank of such determination.

                         SECTION 3.6. Fees. (a) On the last Business Day of each March, June, September and December, and on the Maturity Date, FI shall pay each Bank, through the Administrative Agent, in immediately available funds, a commitment fee (a "Commitment Fee") from and including
               June 25, 1993, through and including the Maturity Date on
               (i) with respect to any quarter (or shorter period commencing with June 25, 1993, or ending on the date immediately preceding the Fifth Amendment Closing Date) prior to the Fifth Amendment Closing Date, the average daily unused amount of such Bank's Commitment (as defined in and calculated in accordance with this Agreement as in effect prior to the Fifth Amendment Closing Date), if any, equal to 1/4 of 1% per annum, (ii) with respect to any quarter after November 24, 1994 until the Fifth Amendment Closing Date, the amount set forth in and pursuant to (and not in duplication of) Section 3.6(a) of the FCX Credit Agreement and (iii) commencing on the Fifth Amendment Closing Date, the rate set forth in Schedule I hereto.

                         (b)  [Intentionally left blank.]

                         (c) All Commitment Fees under this Section 3.6 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fees due to each Bank shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank pursuant to Section 3.7.

                         (d) FI agrees to pay to the Administrative Agent, for its own account pursuant hereto and to the FCX Credit Agreement, on May 15th of each year, an agency fee (the "Agency Fee") as agreed between FI and the Administrative Agent.

                         SECTION 3.7.  Maturity and Reduction of
               Commitments. (a) Upon at least five days' prior written, telecopied or telex notice to the Administrative Agent, FI may without penalty at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment, ratably among the Banks in accordance with the amounts of their respective Commitments; provided, however, that each partial reduction of the Commitment Amount shall be in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, that the Total Commitment may not be reduced to an amount which is less than the aggregate principal amount of all Loans outstanding after such reduction.
                         (b) On the Maturity Date the Commitments shall automatically terminate and any outstanding Loans shall be due and payable in full.

                         SECTION 3.8.  Interest on Overdue Amounts;
               Alternative Rate of Interest. (a) If FI shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, FI shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

                         (i) in the case of the payment of principal of or
               interest on a LIBO Rate Loan, at a rate 2% above the rate which would otherwise be payable under Section 3.5(b) until the last date of the Interest Period then in effect with respect to such Loan and thereafter as provided in clause (ii) below; and

                        (ii) in the case of the payment of principal of or
               interest on a Reference Rate Loan or any other amount payable hereunder (other than principal of or interest on any LIBO Rate Loan to the extent referred to in clause (i) above), at a rate 2% above the Applicable Reference Rate.

                         (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBO Rate Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon FI absent manifest error) that
               (i) Dollar deposits in the requested principal amount of such LIBO Rate Loan are not generally available in the London Interbank Market, (ii) the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBO Rate Loan during such Interest Period or
               (iii) reasonable means do not exist for ascertaining the Applicable LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written, telecopied or telex notice of such determination to FI and the other Banks, and any request by FI for the making of a LIBO Rate Loan pursuant to Section 3.3 or 3.10 shall, until the Administrative Agent shall have advised FI and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan; provided, however, that if the Administrative Agent makes the determination specified in (ii) above, at the option of FI such request shall be deemed to be a request for a Reference Rate Loan only from such Bank referred to in (ii) above; provided further, however, that such option shall not be available to FI if the Administrative Agent makes the determination specified in (ii) above with respect to three or more Banks. Each determination of the Administrative Agent hereunder shall be conclusive absent manifest error.

                         SECTION 3.9. Prepayment of Loans. (a) FI shall have the right at any time and from time to time to prepay any of its Loans, in whole or in part, subject to the requirements of Section 3.13 but otherwise without premium or penalty, upon prior written or telex notice to the Administrative Agent by 10:30 a.m., New York City time, on the date of such prepayment; provided, however, that each such partial prepayment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000.

                         (b)  In the event of any termination of the
               Commitments, FI shall repay or prepay all its outstanding Loans on the date of such termination. On the date of any partial reduction of the Commitments pursuant to
               Section 3.7, FI shall pay or prepay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans (after giving effect to any other prepayment of Loans on such date) outstanding will not exceed the Total Commitment immediately following such reduction.

                         (c) If required by Section 2.4, FI shall repay the outstanding Loans in such amount as may be necessary so that, no later than the relevant date required by
               Section 2.4 for compliance with Sections 3.1 and 5.2(b), the aggregate Borrowing Base Debt (after giving effect to any other prepayment of Corporate Group Loans on such date) is less than or equal to the Borrowing Base after giving effect to such reduction; provided, however, that if such reduction in the Borrowing Base is a result of any sales, transfers, distributions, or other dispositions of assets or properties (including, without limitation, shares of any capital stock or other equity interests of any Restricted Subsidiary) other than in the ordinary course of business, such 90-day grace period will not apply with respect to the required mandatory prepayment. During any such applicable 90-day period, continuations or conversions of Loans in accordance with Section 3.10 are permitted; provided that the Interest Periods for such continued or converted borrowings do not extend beyond such 90-day period unless the condition requiring prepayments pursuant to this Section 3.9(c) shall no longer exist.

                         (d) All prepayments under this Section shall be subject to Section 3.13. Each notice of prepayment delivered pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit FI to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be applied first to Reference Rate Loans and then to LIBO Rate Loans and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid may be reborrowed to the extent permitted by the terms of this Agreement.

                         SECTION 3.10. Continuation and Conversion of Loans. FI shall have the right, subject to the provisions of Section 3.8, (i) on three Business Days' prior irrevocable notice by FI to the Administrative Agent, to continue or convert any type of Loans as or into LIBO Rate Loans, or (ii) with irrevocable notice by FI to the Administrative Agent by 10:30 a.m. on the date of such proposed continuation or conversion, to continue or convert any type of Loans as or into Reference Rate Loans, in each case subject to the following further conditions:

                         (a) each continuation or conversion shall be made
               pro rata as to each type of Loan of FI to be continued or converted among the Banks in accordance with the respective amounts of their Commitments and the notice given to the Administrative Agent by FI shall specify the aggregate principal amount of Loans to be continued or converted;

                         (b) in the case of a continuation or conversion of
               less than all Loans of FI, the Loans continued or converted shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000;

                         (c) accrued interest on each Loan (or portion
               thereof) being continued or converted shall be paid by FI at the time of continuation or conversion;

                         (d) the Interest Period with respect to any Loan
               made in respect of a continuation or conversion thereof shall commence on the date of the continuation or conversion;

                         (e) any portion of a Loan maturing or required to
               be prepaid in less than one month may not be continued or converted into a LIBO Rate Loan;

                         (f) a LIBO Rate Loan may be continued or converted
               on the last day of the applicable Interest Period and, subject to Section 3.13, on any other day;

                         (g) no Loan (or portion thereof) may be continued
               or converted into a LIBO Rate Loan if, after such continuation or conversion, an aggregate of more than 20 separate LIBO Rate Loans of any Bank would result, determined as set forth in Section 3.3(c);
                         (h) no Loan shall be continued or converted if
               such Loan by any Bank would be greater than the amount by which its Commitment exceeds the amount of its other Loans at the time outstanding or if such Loan would not comply with the other provisions of this Agreement; and

                         (i) any portion of a LIBO Rate Loan which cannot
               be converted into or continued as a LIBO Rate Loan by reason of clause (e) or (g) above shall be automatically converted at the end of the Interest Period in effect for such Loan into a Reference Rate Loan.

               The Administrative Agent shall communicate the information contained in each irrevocable notice delivered by FI pursuant to this Section 3.10 to the other Banks promptly after its receipt of the same.

                         The Interest Period applicable to any LIBO Rate
               Loan resulting from a continuation or conversion shall be specified by FI in the irrevocable notice of continuation or conversion delivered pursuant to this Section 3.10; provided, however, that if no such Interest Period for a LIBO Rate Loan shall be specified, FI shall be deemed to have selected an Interest Period of one month's duration.

                         For purposes of this Section 3.10, notice received
               by the Administrative Agent from FI after 10:30 a.m., New York time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day.

                         SECTION 3.11. Reserve Requirements; Change in Circumstances. (a) FI shall pay to each Bank on the last day of each Interest Period for any LIBO Rate Loan so long as such Bank may be required to maintain reserves against Eurocurrency Liabilities as defined in Regulation D of the Board (or so long as such Bank may be required to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any LIBO Rate Loan) an additional amount (determined by such Bank and notified to FI), equal to the product of the following for each affected LIBO Rate Loan for each day during such Interest
               Period:

                         (i) the principal amount of such affected LIBO
               Rate Loan outstanding on such day; and

                        (ii) the remainder of (x) the product of Statutory
               Reserves on such date times the Applicable LIBO Rate on such day minus (y) the Applicable LIBO Rate on such day; and

                       (iii) 1/360.

               Each Bank shall separately bill FI directly for all amounts claimed pursuant to this Section 3.11(a).

                         (b) Notwithstanding any other provision herein, if after the Fifth Amendment Closing Date any change in condition or applicable law or regulation or in the interpretation or administration thereof (whether or not having the force of law and including, without limitation, Regulation D of the Board) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall:

                         (i) subject any Bank (which shall for the purpose
               of this Section include any assignee or lending office of any Bank) to any tax of any kind whatsoever with respect to its LIBO Rate Loans or other fees or amounts payable hereunder or change the basis of taxation of any of the foregoing (other than taxes (including Non-Excluded Taxes) described in Section 3.17 and other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of such Bank by the U.S. Federal government or by any jurisdiction in which such Bank maintains an office, unless the presence of such office is solely attributable to the enforcement of any rights hereunder or under any security document with respect to an Event of Default);

                        (ii) impose, modify or deem applicable any reserve,
               special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Bank;

                       (iii) impose on any such Bank or the London
               Interbank Market any other condition affecting this Agreement or LIBO Rate Loans made by such Bank; or

                        (iv) impose upon any Bank any other condition with
               respect to any amount paid or to be paid by any Bank with respect to its LIBO Rate Loans or this Agreement;

               and the result of any of the foregoing shall be to increase the cost to any Bank of making or maintaining its LIBO Rate Loans or Commitment hereunder, or to reduce the amount of any sum (whether of principal, interest or otherwise) received or receivable by such Bank or to require such Bank to make any payment, in respect of any such Loan, in each case by or in an amount which such Bank in its sole judgment shall deem material, then FI to which such Loan was made shall pay to such Bank on demand such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.

                         (c) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the Fifth Amendment Closing Date regarding capital adequacy, or any change after the Fifth Amendment Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority made or issued after the Fifth Amendment Closing Date, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time FI shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                         (d) If and on each occasion that a Bank makes a demand for compensation pursuant to paragraph (a), (b) or
               (c) above, or under Section 3.17 (it being understood that a Bank may be reimbursed for any specific amount under only one such paragraph or Section) FI may, upon at least three Business Days' prior irrevocable written or telex notice to each of such Bank and the Administrative Agent, in whole permanently replace the Commitment of such Bank; provided that such notice must be given not later than the 90th day following the date of a demand for compensation made by such Bank; and provided that FI shall replace such Commitment with the Commitment of a commercial bank satisfactory to the Administrative Agent. Such notice from FI shall specify an effective date for the termination of such Bank's Commitment which date shall not be later than the 180th day after the date such notice is given. On the effective date of any termination of such Bank's Commitment pursuant to this clause (d), FI shall pay to the Administrative Agent for the account of such Bank (A) any Commitment Fees on the amount of such Bank's Commitment so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans held by such Bank plus accrued interest on such principal amount to the date of such termination and
               (C) the amount or amounts requested by such Bank pursuant to clause (a), (b) or (c) above or Section 3.17, as applicable. FI will remain liable to such terminated Bank for any loss or expense that such Bank may sustain or incur as a consequence of such Bank's making any LIBO Rate Loan or any part thereof or the accrual of any interest on any such Loan in accordance with the provisions of this Section 3.11(d) as set forth in Section 3.13. Upon the effective date of termination of any Bank's Commitment pursuant to this
               Section 3.11(d) such Bank shall cease to be a "Bank" hereunder; provided that no such termination of any such Bank's Commitment shall affect (i) any liability or obligation of FI or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or
               (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

                         (e)  A certificate of a Bank (or Transferee)
               setting forth such amount or amounts as shall be necessary to compensate such Bank (or Transferee) as specified in paragraph (a), (b) or (c) (and, in the case of (c), such Bank's holding company) above or Section 3.17, as the case may be, shall be delivered as soon as practicable to FI, and in any event within 90 days of the change giving rise to such amount or amounts, and shall be conclusive absent manifest error. FI shall pay each Bank the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such a certificate, each Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable. The failure of any Bank (or Transferee) to give the required 90-day notice shall excuse FI from its obligations to pay additional amounts pursuant to such Sections incurred for the period that is 90 days or more prior to the date such notice was required to be given.

                         (f) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital within the 90 days required pursuant to Section 3.11(e) shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation. The protection of this Section 3.11 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have occurred or been imposed. FI shall not be required to make any additional payment to any Bank pursuant to Section 3.11(a) or (b) in respect of any such cost, reduction or payment that could be avoided by such Bank in the exercise of reasonable diligence, including a change in the lending office of such Bank if possible without material cost to such Bank. Each Bank agrees that it will promptly notify FI and the Administrative Agent of any event of which the responsible account officer shall have knowledge which would entitle such Bank to any additional payment pursuant to this Section 3.11. FI agrees to furnish promptly to the Administrative Agent official receipts evidencing any payment of any tax.

                         SECTION 3.12. Change in Legality. (a) Notwith-standing anything to the contrary herein contained, if after the Fifth Amendment Closing Date any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to FI and to the Administrative Agent, such Bank may:

                         (i) declare that LIBO Rate Loans will not
               thereafter (for the duration of such unlawfulness or impracticality) be made by such Bank hereunder, whereupon FI shall be prohibited from requesting LIBO Rate Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
                        (ii) require that all outstanding LIBO Rate Loans
               made by it be converted to Reference Rate Loans, in which event (A) all such LIBO Rate Loans shall be automatically converted to Reference Rate Loans as of the end of the applicable Interest Period, unless an earlier conversion date is legally required, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBO Rate Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans and (C) the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans shall be prepayable only at the times the converted LIBO Rate Loans would have been prepayable, notwithstanding the provisions of Section 3.9.

                         (b)  Before giving any notice to FI and the
               Administrative Agent pursuant to this Section 3.12, such Bank shall designate a different LIBOR Office if such designation will avoid the need for giving such notice and will not in the judgment of such Bank, be otherwise disadvantageous to such Bank. For purposes of
               Section 3.12(a), a notice to FI by any Bank shall be effective on the date of receipt by FI.

                         SECTION 3.13. Indemnity. FI shall indemnify each Bank against any funding, redeployment or similar loss or expense which such Bank may sustain or incur as a consequence of (a) any event, other than a default by such Bank in the performance of its obligations hereunder, which results in (i) such Bank receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any Loan to be made by such Bank not being made after notice of such Loan shall have been given by FI hereunder or (b) any default in the making of any payment or prepayment of any amount required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Bank, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, continued or converted by making a LIBO Rate Loan in such principal amount and with a maturity comparable to such period. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to FI and shall be conclusive absent manifest error.

                         SECTION 3.14. Pro Rata Treatment. Except as permitted under any of Sections 3.8(b), 3.11, 3.12, 3.13,
               3.17 or 3.18, each borrowing under each type of Loan, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each other reduction of the principal or interest outstanding under the Loans, however achieved, including by setoff by any Person, each payment of the Commitment Fees, each reduction of the Commitments and each conversion or continuation of Loans shall be allocated pro rata among the Banks in the proportions that their respective Commitments bear to the Total Commitment (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bank agrees that in computing such Bank's portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole Dollar amount.

                         SECTION 3.15. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against FI or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means obtain payment (voluntary or involuntary) in respect of any Loan of FI held by it as a result of which the unpaid principal portion of the Loans of FI held by it shall be proportionately less than the unpaid principal portion of the Loans of FI held by any other Bank (other than as permitted under any of Section 3.8(b), 3.11, 3.12, 3.13,
               3.17 or 3.18), it shall be deemed to have simultaneously purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of FI held by such other Bank, so that the aggregate unpaid principal amount of the Loans of FI and participation in Loans of FI held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans of FI then outstanding as the principal amount of the Loans of FI held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans of FI outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
               Section 3.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the fullest extent permitted by applicable law, FI expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan of FI deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by FI to such Bank as fully as if such Bank had made a Loan directly to FI in the amount of such participation.

                         SECTION 3.16. Payments. (a) Except as otherwise provided in this Agreement, all payments and prepayments to be made by FI to the Banks hereunder, whether on account of Commitment Fees, payment of principal or interest on the Promissory Notes or other amounts at any time owing hereunder or under any other Loan Document, shall be made to the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the account of the several Banks in immediately available funds. All such payments shall be made to the Administrative Agent as aforesaid not later than 10:30 a.m., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day.

                         (b) As promptly as possible, but no later than 2:00 p.m., New York City time, on the date of each borrowing, each Bank participating in the Loans made on such date shall pay to the Administrative Agent such Bank's Applicable Percentage of such Loan plus, if such payment is received by the Administrative Agent after 2:00 p.m., New York City time, on the date of such borrowing, interest at a rate per annum equal to the rate in effect on such day, quoted by the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the overnight "sale" to such Bank of Federal funds. At the time of, and by virtue of, such payment, such Bank shall be deemed to have made its Loan in the amount of such payment. The Administrative Agent agrees to pay any moneys, including such interest, so paid to it by the lending Banks promptly, but no later than 3:00 p.m., New York City time, on the date of such borrowing, to FI in immediately available funds.

                         (c)  If any payment of principal, interest,
               Commitment Fee or any other amount payable to the Banks hereunder or under any Promissory Note shall fall due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except in the case of payments of principal of or interest on LIBO Rate Loans, in which case such payment shall be made on the next preceding Business Day if the next succeeding Business Day would fall in the next calendar month), and interest shall be payable on principal in respect of such extension.

                         (d) Unless the Administrative Agent shall have been notified by FI prior to the date on which any payment or prepayment is due hereunder (which notice shall be effective upon receipt) that FI does not intend to make such payment or prepayment, the Administrative Agent may assume that FI has made such payment or prepayment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such date an amount equal to the portion of such assumed payment or prepayment such Bank is entitled to hereunder, and, if FI has not in fact made such payment or prepayment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the rate, determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

                         (e) All payments of the principal of or interest on the Loans or any other amounts to be paid to any Bank or the Administrative Agent under this Agreement or any of the other Loan Documents shall be made in Dollars, without reduction by reason of any currency exchange expense.

                         SECTION 3.17.  U.S. Taxes.  (a)  Any and all
               payments by FI hereunder shall be made, in accordance with
               Section 3.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision thereof, excluding taxes imposed on the net income of an Agent or any Bank (or Transferee) and franchise taxes of an Agent or any Bank (or Transferee), as applicable, as a result of a connection between the jurisdiction imposing such taxes and such Agent or such Bank (or Transferee), as applicable, other than a connection arising solely from such Agent or such Bank (or Transferee), as applicable, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If FI shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or an Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.17) such Bank (or Transferee) or such Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) FI shall make such deductions and (iii) FI shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Bank shall be entitled to receive any greater payment under this Section 3.17 than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

                         (b) In addition, FI agrees to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other similar excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any property taxes that arise from the enforcement of this Agreement or any other Loan Document ("Other Taxes").

                         (c) FI will indemnify each Bank (or Transferee) and each Agent for the full amount of Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes or Other Taxes imposed on amounts payable under this Section 3.17) paid by such Bank (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability prepared by a Bank or Agent, or the Administrative Agent on behalf of such Bank or Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor.

                         (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes by FI to the relevant Governmental Authority, FI will furnish to the Administrative Agent, at its address referred to on the signature page, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                         (e)  At the time it becomes a party to this
               Agreement or a Transferee, each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (in the case of a Transferee, subject to the immediately succeeding sentence) deliver to FI either a valid and currently effective Internal Revenue Service
               Form 1001 or Form 4224 or, in the case of a Bank (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Bank (or Transferee) delivers a Form W-8, a certificate representing that such Bank (or Transferee) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of FI and is not a controlled foreign corporation related to FI (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from (or in case of a Transferee, entitled to a reduced rate of) United States Federal withholding tax. Notwithstanding any other provision of this Section 3.17(e), no Transferee shall be required to deliver any form pursuant to this
               Section 3.17(e) that such Transferee is not legally able to deliver. In addition, each Bank (or Transferee) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered, but only, in such case, to the extent such Bank (or Transferee) is legally able to do so.

                         (f) Notwithstanding anything to the contrary contained in this Section 3.17, FI shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (e) above.

                         (g)  Any Bank (or Transferee) claiming any
               additional amounts payable pursuant to this Section 3.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by FI or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

                         (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                         (i) Nothing contained in this Section 3.17 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its income tax returns (or any other information that it deems to be confidential or proprietary).

                         SECTION 3.18. Indonesian Taxes. (a) FI shall pay when due all Indonesian Taxes.

                         (b) FI shall indemnify the Administrative Agent, the FI Trustee and each Bank (or Transferee) against, and shall reimburse the Administrative Agent, the FI Trustee and each Bank (or Transferee) upon demand for, any Indonesian Taxes paid by the Administrative Agent, the FI Trustee or such Bank (or Transferee), and any loss, liability, claim or expense (including interest, penalties, fines, surcharges and legal fees) which the Administrative Agent, the FI Trustee or such Bank (or Transferee) may incur at any time arising out of or in connection with any failure of FI to make any payments of Indonesian Taxes; provided, however, that no Transferee of any Bank shall be entitled to receive any greater payment under this Section 3.18 than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist. A certificate as to the amount of such payment or liability prepared by a Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor.

                         (c) Except as otherwise expressly provided in paragraph (f) below, all payments on account of the principal of or interest on the Loans made to FI, the Promissory Notes of FI and all other amounts payable by FI to or for the account of any Bank (or Transferee) or the Administrative Agent hereunder (including amounts payable under Section 3.18(a) or 3.18(b)) or to or for the FI Trustee under the FI Security Documents and to any of them under any other Loan Document shall be made in Dollars free and clear of and without reduction by reason of any Indonesian Taxes all of which shall be for the account of and paid in full when due by FI. In the event that FI is required by any applicable law, decree or regulation to deduct or withhold Indonesian Taxes from any amounts payable on, under or in respect of this Agreement or any other Loan Document, FI or FCX, as the case may be, shall make the required deduction or withholding, promptly pay the amount of such Indonesian Taxes to the appropriate taxing authorities and pay to the Administrative Agent such additional amounts as may be required, after the deduction or withholding of Indonesian Taxes (including deductions applicable to additional sums payable under this
               Section 3.18), to enable each Bank (or Transferee), the FI Trustee or the Administrative Agent to receive from FI on the due date thereof, an amount equal to the full amount stated to be payable to such Bank (or Transferee), the FI Trustee or the Administrative Agent under this Agreement or any other applicable Loan Document.

                         (d) Without in any way affecting FI's obligations under the other provisions of this Section 3.18, FI shall furnish to the Administrative Agent the originals or certified copies of all tax receipts issued by the relevant taxing authority in respect of each payment, deduction or withholding of Indonesian Taxes required to be made by applicable laws or regulations, within 45 days after the date on which such payment is made, and FI shall, at the request of any Bank (or Transferee), the FI Trustee or the Administrative Agent, promptly furnish to such Bank (or Transferee), the FI Trustee or the Administrative Agent any other information, documents and receipts that such Bank (or Transferee), the FI Trustee or the Administrative Agent may require to establish to its satisfaction that full and timely payment has been made of all Indonesian Taxes required to be paid hereunder.

                         (e)  FI will notify the Banks (through the
               Administrative Agent) promptly upon becoming aware of the application or imposition, or scheduled future application or imposition, of Indonesian Taxes; and each Bank (if not theretofore notified by FI) will notify FI of any such application or imposition which becomes known to its officers then supervising the Loans of such Bank hereunder as part of their normal duties, and of any change of its lending office or establishment or closing of a branch in Indonesia by such Bank which would give rise to the application or imposition of Indonesian Taxes.

                         (f)  Each Bank (or Transferee) having its
               principal office and applicable lending office outside of Indonesia (a "Non-Indonesian Lender") shall use reasonably diligent efforts to deliver to FI appropriate forms, duly completed, evidencing such Non-Indonesian Lender's entitlement under the applicable treaty to a reduced rate of withholding (which, in the case of any Non-Indonesian Lender that is organized under the laws of the United States or any State thereof including the District of Columbia, shall be Internal Revenue Service Form 6166 (or any successor form thereto)) on or prior to the 90th day following the (A) the date hereof or (B) in the case of any such Non-Indonesian Lender that is a Transferee, the date such Non-Indonesian Lender becomes a Transferee. Following delivery by a Non-Indonesian Lender to FI of the appropriate form referenced in the preceding sentence of this Section 3.18(f), duly completed, FI is authorized to file such form with the appropriate Indonesian taxing authorities in order to obtain a reduced rate of withholding with respect to payments of interest to such Non-Indonesian Lender.

                         Each Non-Indonesian Lender shall use reasonably
               diligent efforts to deliver to FI such certificates, forms or other documents as may be necessary under any other provision of applicable law (including any amendment, modification or supplement to Form 6166 or such analogous form referred to in the second preceding sentence) to reduce the withholding rate with respect to payments of interest on Loans of such Non-Indonesian Lender on or by the 90th day following the date on which FI shall have delivered to such Non-Indonesian Lender written notice of the existence of such provision of applicable law together with a copy thereof (accompanied by a verified English translation if such provision of applicable law is not in English); pro-vided, however, that such Non-Indonesian Lender shall not be required to deliver any such certificate, form or other document that would, in the reasonable judgment of such Non-Indonesian Lender, be otherwise disadvantageous to such Non-Indonesian Lender; and provided further that such Non-Indonesian Lender shall have no obligation to deliver any such certificates, forms or other documents that it is not legally able to deliver or with respect to information deemed by such Non-Indonesian Lender to be confidential or proprietary.

                         If any Non-Indonesian Lender shall have failed to
               comply with requirements of this Section 3.18(f) and the effect of such failure is to cause the rate of withholding with respect to payments of interest on such Non-Indonesian Lender's Loans to be higher than that which would have been applicable had such certificates, forms or other documents been delivered to the applicable Indonesian taxing authority, then any withholding tax indemnity payment to any such Non-Indonesian Lender by FI pursuant to this
               Section 3.18 shall be computed as if such certificates, forms or other documents had been so delivered.


                                        ARTICLE IV

                              Representations and Warranties

                         SECTION 4.1. Representations and Warranties. As of the Fifth Amendment Closing Date and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 6.1(i), (i) FCX and FI jointly and severally represent and warrant with respect to FI and (ii) FCX represents and warrants with respect to FCX, in each case to each of the Banks, as follows:

                         (a) Organization, Powers. FI is duly organized and validly existing under the laws of the Republic of Indonesia and is duly domesticated under the laws of the State of Delaware. FCX is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of FCX and FI (i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise. Each of FCX and FI has the power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or is to be a party, and FI has the power to borrow hereunder and to execute and deliver any Promissory Notes to be delivered by it. Each of FCX and FI has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its own assets and carry on its business as now being or as proposed to be conducted.

                         (b) Authorization. The execution, delivery and performance of this Agreement (including, without limitation, performance of the obligations set forth in Sections 5.1(k) and 5.1(n)) and the other Loan Documents to which FI or FCX are or are to be, a party and the borrowings hereunder (i) have been duly authorized by all requisite corporate and, if required, stockholder, action on the part of FI or FCX, as the case may be, and (ii) will not
               (A) violate (x) any Governmental Rule or the certificate or articles of incorporation or other constitutive documents or the By-laws or regulations of such Person or (y) any provisions of any indenture, agreement or other instrument to which such Person is a party, or by which such Person or any of their respective properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(y) above or (C) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of such Person, except as contemplated by the FCX Pledge Agreements and the FI Security Documents.

                         (c) Governmental Approvals. Except for those consents, approvals and registrations listed on Schedule IV to the FCX Credit Agreement, each of which has been obtained and is in full force and effect, or will be obtained and be in full force and effect on the RTZ Closing Date (as indicated in Part III of Schedule IV to the FCX Credit Agreement), no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance by FI or FCX, as appropriate, of this Agreement or any other Loan Document to which it is, or is to be, a party or the borrowings hereunder by FI. Other than routine authorizations, permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of FCX or FI, such Person has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.

                         (d) Enforceability. This Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of FI and FCX, as applicable, in each case enforceable in accordance with its respective terms (subject, as to the enforcement of remedies against such Person, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against such Person generally in connection with the bankruptcy, reorganization or insolvency of such Person or a moratorium or similar event relating to such Person).

                         (e)  Financial Statements.  FCX and FI have
               heretofore furnished to each of the Banks their consolidated balance sheets and statements of operations and changes in retained earnings and cash flow as of and for the fiscal years ended December 31, 1993 and 1994, all audited and certified by Arthur Andersen LLP, independent public accountants, included in FCX's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"), and unaudited consolidated balance sheets and statements of operations and cash flow as of and for the fiscal quarter ended March 31, 1995 included in FCX's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. In addition, FI has heretofore furnished to each of the Banks consolidated balance sheets and statements of operations and cash flow for FI as of and for the fiscal years ended December 31, 1993 and 1994, all audited and certified by Arthur Andersen LLP and unaudited consolidated balance sheets and statements of operations and cash flow for FI as of and for the fiscal quarter ended March 31, 1995. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of FCX and its Subsidiaries or of FI and its Subsidiaries, as applicable, as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of FCX and its Subsidiaries or of FI and its Subsidiaries, as applicable, as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 4.1(e) have been prepared in accordance with GAAP. There has been no material adverse change since December 31, 1994, in the businesses, assets, operations, prospects or condition, financial or otherwise, of (i) FCX, (ii) FI, (iii) FCX and its Subsidiaries taken as a whole or (iv) FI and its Subsidiaries taken as a whole.
                         (f)  Litigation; Compliance with Laws; etc.
               (i) Except as disclosed in the 1994 Form 10-K and any subsequent reports filed as of 20 days prior to the Fifth Amendment Closing Date with the SEC on Form 10-Q or Form 8-K which have been delivered to the Banks, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of FCX or FI, threatened against or affecting FCX or FI or any Subsidiary or the businesses, assets or rights of FCX or FI or any Subsidiary (i) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the collateral for the Loans or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of FCX or FI to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of FCX or FI, or impair the validity or enforceability of, or the ability of FCX or FI to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party.

                        (ii) Neither FCX, FI nor any Subsidiary is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could result in a Material Adverse Effect.

                         (g) Title, etc. FCX, FI and their Subsidiaries have good and valid title to their respective material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities are being conducted following discovery of commercially exploitable reserves), free and clear of all Liens except such Liens as are permitted by
               Section 5.2(d) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not individually or in the aggregate interfere with the occupation, use and enjoyment by FCX or FI, as the case may be, or the respective Subsidiary of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for use in such business. FI has the requisite licenses under the Governmental Rules of Indonesia to use the real property on which it conducts its business.

                         (h)  Federal Reserve Regulations; Use of Proceeds.
               (i) Neither FCX, FI nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                        (ii) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U or X thereof.

                       (iii) FI will use the proceeds of all Loans made to it for its ongoing general corporate purposes and for acquisition transactions (subject to Section 4.1(h)(ii)).

                        (iv) FI warrants that, as of each date when this representation is made or deemed made, not more than 25% of the value of the assets directly or indirectly securing the Loans and Permitted Secured Hedges constitutes Margin Stock.

                         (i) Taxes. FCX, FI and their Subsidiaries have filed or caused to be filed all material Federal, state, local and foreign tax (including Indonesian) returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which FCX, FI or any Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which FCX, FI or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves.

                         (j) Employee Benefit Plans. FCX, FI and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of FCX, FI and the ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87") did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

                         (k) Investment Company Act. Neither FCX, FI nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

                         (l) Public Utility Holding Company Act. Neither FCX, FI nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

                         (m) Subsidiaries. Schedule III to the FCX Credit Agreement constitutes a complete and correct list, as of the Fifth Amendment Closing Date or the date of any update thereof required by Section 5.1(a)(5), of all Restricted Subsidiaries with at least $1,000,000 in total assets, indicating the jurisdiction of incorporation or organization of each corporation or partnership and the percentage of shares or units owned on such date directly or indirectly by FCX in each. Each entity shown as a parent company owns on such date, free and clear of all Liens (other than the Liens required or permitted by Section 4.1(o)), the percentage of voting shares or partnership interests outstanding of its Subsidiaries shown on Schedule III to the FCX Credit Agreement and all such shares or partnership interests are validly issued and fully paid.

                         (n) Environmental Matters. (1) The properties owned or operated by FCX and FI and their Subsidiaries (the "Properties") and all operations of FCX and FI and their Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                         (2) there have been no Releases or threatened
               Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of FCX, FI or their Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                         (3) neither FCX, FI nor any of their Subsidiaries
               has received any notice of an Environmental Claim in connection with the Properties or the operations of FCX, FI or their Subsidiaries or with regard to any Person whose liabilities for environmental matters FCX, FI or their Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do FCX, FI or their Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

                         (4) Hazardous Materials have not been transported
               from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have FCX, FI or their Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                         (o) Security Documents. The Liens created by the FI Security Documents are in full force and effect and constitute first priority (except for Liens expressly permitted by Section 5.2(d)), perfected security interests in favor of the FI Trustee for the ratable benefit of the Banks and the FCX Lenders in the property and assets stated to be subject to each such FI Security Document and for the RTZ Lender in the RTZ Collateral. The FCX Pledge Agreements are effective to create in favor of the FCX Collateral Agent, for the ratable benefit of the Lenders (as such term is defined in the FCX Intercreditor Agreement) and the holders of the B.V. Notes, a legal, valid and enforceable security interest in the stock of FI owned by FCX and pledged thereunder, the certificates for such shares have been delivered to the FCX Collateral Agent and the FCX Pledge Agreements constitute a fully perfected first priority Lien on, and security interests in, all right, title and interest of FCX thereunder in such stock and the proceeds thereof, in each case prior and superior inright to any other Person.

                         (p) Assigned Agreements. Schedule V to the FCX Credit Agreement (as updated from time to time as required hereby) is a complete and correct list of each currently effective Major Concentrate Sales Agreement (copies of which have heretofore been furnished to the Administrative Agent). FI is not in default in any material respect in its obligations under any Assigned Agreement nor is any counterparty to any such agreement in default in its obligations in any respect that could materially and adversely affect the ability of FI to perform its obligations under the Loan Documents.

                         (q) No Material Misstatements. No information, report (including any Borrowing Base Certificate and any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by FI or FCX to the Administrative Agent or any Bank in connection with this Agreement or any of the other Loan Documents or included therein or any information provided to Cravath, Swaine & Moore in connection with the preparation of the environmental due diligence summary memorandum referred to in Section 6.1(a)(xii) contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                        ARTICLE V

                                        Covenants

                         SECTION 5.1. Affirmative Covenants of FCX and FI. FCX and FI covenant and agree with each Bank and Agent and the FI Trustee that from and after the Fifth Amendment Closing Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, that, without the prior written consent of the Required Banks:

                         (a) Financial Statements, etc. FCX and FI shall furnish each Bank (or, as provided below, the Administrative Agent):

                              (1) within 95 days after the end of each
               fiscal year, a consolidated balance sheet of FCX or FI, as the case may be, and its Subsidiaries as at the close of such fiscal year and consolidated statements of operation and changes in retained earnings and cash flow of it and its Subsidiaries for such year, with the opinion thereon of Arthur Andersen LLP or other independent public accountants of national standing selected by it to the effect that such consolidated financial statements fairly present the financial condition and results of operations of FCX or FI, as the case may be, on a consolidated basis in accordance with GAAP consistently applied, except as disclosed in such auditor's report;

                              (2) within 50 days after the end of each of
               the first three quarters of each of its fiscal years, a consolidated balance sheet of FCX or FI, as the case may be, and its Subsidiaries as at the end of such quarter and consolidated statements of income of it and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by the Treasurer or other authorized financial or accounting officer of FCX as fairly presenting the financial condition and results of operations of FI or FCX on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                              (3) promptly after their becoming available,
               (a) copies of all financial statements, reports and proxy statements which FCX or FI shall have sent to its public stockholders generally and, in the case of FI, will furnish to the Administrative Agent copies of all notices to or from its stockholders alleging or claiming a breach or default relating to their shareholding in FI or with respect to any matter which could reasonably be expected to have an adverse effect on the FI Collateral and Rights, (b) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which FCX or FI shall have filed with the SEC, or any governmental agency substituted therefor, and
               (c) if requested by any Bank, copies of each annual report filed with any governmental agency pursuant to ERISA with respect to each Plan of FCX or FI or any of the Subsidiaries;

                              (4) promptly upon the occurrence of any
               Default or Event of Default, the occurrence of any default under any other Loan Document, the commencement of any proceeding regarding FCX, FI or any of their Subsidiaries under any Federal or state bankruptcy law, any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, notice thereof, describing the same in reasonable detail;

                              (5) on the Fifth Amendment Closing Date and
               at the time of provision of the financial statements referred to in clauses (1) and (2) above, an update of
               Schedule III to the FCX Credit Agreement to correct, add or delete any required information;

                              (6) in the case of FI, a copy to the
               Administrative Agent of all notices alleging or claiming a breach or default or with respect to any matter which could reasonably be expected to have an adverse effect upon the FI Collateral and Rights (i) by or to Indonesian Governmental Authorities in connection with the FI Project or pursuant to the Contract of Work or the Memorandum of Understanding and
               (ii) by or to FI or its Affiliates pursuant to the Specified Documents, and a copy of any proposed amendment to the Contract of Work, Memorandum of Understanding or any Specified Documents prior to execution and delivery thereof;

                              (7) all documents, notices and other material
               required to be provided to the Administrative Agent or the Banks by Section 5.3; and

                              (8) from time to time, such further
               information regarding the business, affairs and financial condition of FCX, FI or any Subsidiary as any Bank may reasonably request.

               At the time FCX or FI furnishes financial statements pursuant to the foregoing clauses (1) and (2), FCX or FI, as the case may be, will also furnish each Bank a certificate by its Treasurer or other authorized Financial Officer setting forth the calculation of: (A) its current ratio as determined in accordance with Section 5.2(e), (B) its EBITDA Ratio as determined in accordance with Section 5.2(f) and
               (C) the compliance of FI and FCX with Section 5.2(b), and FCX or FI, as the case may be, will also furnish a certificate by its Treasurer or other authorized Financial Officer certifying that no Default or Event of Default has occurred, or if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

                         (b) Taxes and Claims. FCX and FI shall, and shall cause each of their Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies, imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which material penalties attach thereto; provided that neither FCX, FI nor any Subsidiary shall be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith by proper proceedings and with respect to which FCX, FI or such Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                         (c)  Maintenance of Existence; Conduct of
               Business. FCX and FI shall each preserve and maintain its corporate existence and all its rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing herein shall prevent any transaction permitted by Section 5.2(c).

                         (d) Compliance with Applicable Laws. FCX and FI shall, and shall cause each of their Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would materially and adversely affect its consolidated financial condition or business, except where contested in good faith and by proper proceedings and with respect to which FCX and FI or such Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves.

                         (e) Litigation. FCX and FI shall promptly give to each Bank notice in writing of all litigation and all proceedings before any governmental or regulatory agencies or arbitration authorities affecting FCX, FI or any Subsidiary except those which, if adversely determined, do not relate to the Loan Documents and which would not have a material adverse effect on the business, assets, operations or financial condition of FCX or FI or the ability of FCX or FI to comply with their obligations under the Loan Documents.
                         (f) ERISA. FCX and FI shall, and shall cause each of their Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after any Responsible Officer of FCX or FI or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of FCX or FI in an aggregate amount exceeding $25,000,000 or requires payment exceeding $10,000,000 in any year, a statement of a Financial Officer of FCX or FI setting forth details as to such ERISA Event and the action that FCX or FI proposes to take with respect thereto.

                         (g)  Compliance with Environmental Laws;
               Preparation of Environmental Reports. (i) FCX and FI shall comply, and cause their Subsidiaries and all lessees and other Persons occupying the Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither FCX, FI nor any of their Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                         (ii)  If a default caused by reason of a breach of
               Section 4.1(n) or 5.1(g)(i) shall have occurred and be continuing, at the request of the Required Banks through the Administrative Agent, FCX and FI shall provide to Banks within 45 days after such request, at the expense of FCX and FI, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                         (h) Security. (i) FI at all times shall comply with the provisions of the FI Security Documents and maintain in full force and effect all the rights, powers and benefits of the FI Trustee under the FI Security Documents in accordance with their terms, including (x) the validity and effectiveness of the powers of attorney granted by the Surat Kuasa and the Fiduciary Power and the fiduciary transfers effectuated by the Fiduciary Transfer and the Fiduciary Assignment and (y) maintenance of the security interest of the FI Trustee in the collateral required to be subjected to the Liens created by the FI Security Documents as a perfected first priority (second priority, with respect to the RTZ Collateral so long as the RTZ Loan is outstanding) security interest as provided therein, subject only to the releases of specific assets as and to the extent required by Section 8.1(j) and

                   (ii) FCX at all times shall comply with the provisions
               of the FCX Pledge Agreements and maintain in full force and effect all the rights, powers and benefits of the FCX Collateral Agent under the FCX Pledge Agreements in accordance with their respective terms, including maintenance of the security interest of the FCX Collateral Agent in the collateral required to be subject to the Liens created by the FCX Pledge Agreements as a perfected first priority security interest as provided therein.

                         (i)  Insurance.  FCX, FI and each Restricted
               Subsidiary shall (i) keep its insurable properties adequately insured at all times; (ii) maintain such other insurance, to such extent and against such risks, including fire, flood and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and (iv) maintain such other insurance as may be required by law. The proceeds of any political risk insurance of FCX or FI shall be applied promptly to the prepayment of the Loans to FI and the loans to FI and FCX pursuant to the FCX Agreement (it being understood that the allocation of such prepayments among such Loans shall be determined solely by FCX). Prepayments pursuant to this Section 5.1(i) shall not be subject to
               Section 3.13 unless the occurrence that entitles FCX to such insurance proceeds results in an Event of Default.

                         (j) Access to Premises and Records. FCX, FI and each Subsidiary shall maintain financial records in accordance with GAAP, and, at all reasonable times and as often as any Bank may reasonably request, permit representatives of any Bank to have access to its financial records and its premises and to the records and premises of any of its Subsidiaries and to make such excerpts from and copies of such records as such representatives deem necessary and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing consolidated or consolidating statements for it or on its behalf.

                         (k)  Concentrate Sales Agreements.  FI will
               (i) promptly advise the Administrative Agent and the FI Trustee of any changes to the information set forth on
               Schedule V to the FCX Credit Agreement and promptly assign all Concentrate Sales Agreements and the proceeds from all FI Receivables Purchase Agreements in effect from time to time to the FI Trustee under, and in accordance with,
               Article III of the FI Trust Agreement, require the counterparties thereto to make all payments to FI thereunder directly to the Sales Proceeds Account, and (ii) furnish to the Administrative Agent and the FI Trustee copies of each Major Concentrate Sales Agreement and FI Receivables Purchase Agreement entered into after the Fifth Amendment Closing Date, and each amendment, waiver or supplement to any Concentrate Sales Agreement which after such amendment, waiver or supplement would be a Major Concentrate Sales Agreement, in each case promptly after the execution and delivery thereof. FI may permit Concentrate Sales Agreements to expire or terminate in accordance with their terms.

                         (l) Protection of Contract Rights. FI will not terminate, suspend, amend or grant waivers of any provisions of any of the Assigned Agreements without the prior written consent of the Required Banks; provided, however, that FI may amend or waive provisions in any Concentrate Sales Agreement so long as such amendment or waiver will not materially adversely affect the business, financial condition or operations of FI or any rights of the FI Trustee or the Banks. FI will promptly furnish to the Banks and the Administrative Agent copies of any amendments to or waivers or supplements of the Assigned Agreements. FI shall take all steps necessary or advisable to protect its rights (and the rights of the FI Trustee) under the Assigned Agreements.

                         (m) Source of Interest. FI (i) will conduct its business so that interest paid on the Loans of FI to any Bank (or Transferee) which is not a "related person" to FI within the meaning of Section 861(c)(2)(B) of the Code as in effect on the Fifth Amendment Closing Date will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code as in effect on the Fifth Amendment Closing Date and (ii) will use its best efforts (without undue cost) to conduct its business so that interest paid on the Loans of FI to any Bank (or Transferee) which is not a related person to FI within the meaning of Section 861(c)(2)(B) of the Code (as it may be amended or substituted after the Fifth Amendment Closing Date) will be deemed to be income from sources without the United States within the meanings of Sections 861(a)(1)(A) and 861(c) of the Code (as it may be amended or substituted after the Fifth Amendment Closing Date).

                         (n) Further Assurances. FI and FCX shall, and shall cause their Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements and any Indonesian equivalents), which may be required under applicable law, or which the Required Banks, the Administrative Agent, the Documentary Agent or the FI Trustee may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Loan Documents including without limitation the FCX Pledge Agreements and the FI Security Documents, and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created by the FI Security Documents and the FCX Pledge Agreements. FCX and FI agree to provide such evidence as the Agents or the FI Trustee shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                         (o) Covenants Regarding FI. FCX shall cause FI to perform the covenants relating to it set forth in Sections 5.1 and 5.2.

                         SECTION 5.2. Negative Covenants of FCX and FI. Each of FCX and FI covenants and agrees with each Bank that, from and after the Fifth Amendment Closing Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, that, without the prior written consent of the Required Banks:

                         (a) Conflicting Agreements. FCX and FI shall not and shall cause their Restricted Subsidiaries not to enter into any agreement containing any provision which would be violated or breached by the performance of their obligations under any Loan Document or under any instrument or document delivered or to be delivered by them hereunder or thereunder or in connection herewith or therewith, including any agreement with any Person which would prohibit or restrict
               (i) in the case of FI and the other Restricted Subsidiaries the payments of dividends or other distributions or (ii) the ability of such entities to create Liens on any of their assets (other than as provided in Sections 7.2.5 and 7.3 of the Participation Agreement and other than on assets which are subject to Liens permitted pursuant to paragraphs (i) with respect to such required margin deposits only, (ii),
               (iii), (iv), (vi), (vii) and (ix) of Section 5.2(d) and extensions and renewals and replacements thereof to the extent permitted pursuant to Section 5.2(d)(x)).

                         (b) Borrowing Base Limits. Except to the extent expressly permitted by Section 2.4 or Section 3.9(c), FCX and FI shall not at any time permit the sum of all Borrowing Base Debt to exceed the then effective Borrowing Base.

                         (c)  Consolidation or Merger; Disposition of
               Assets and Capital Stock. FCX and FI shall not, and shall not permit any Restricted Subsidiary to, merge into or consolidate with any Person, or sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) (A) in the case of FCX, stock in FI constituting at least 50.1% of the ownership of FI on a fully diluted basis and (B) in the case of FI and its Restricted Subsidiaries, all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Restricted Subsidiary, except for
               (i) dispositions of accounts receivable and dispositions of investment instruments and inventory in the ordinary course of business; provided that the proceeds of any sale of accounts receivable by FI or its Restricted Subsidiaries are deposited in the Sales Proceeds Account, (ii) dispositions of obsolete or worn-out property, or real estate not used or useful in its business, (iii) subject to the last sentence of Section 5.2(j) and to Section 5.2(p) and to FI itself at all times retaining its rights to the Contract of Work and tangible assets sufficient for FI's production activities from which revenues from scheduled production of the 10-K Reserves referred to in Schedule VII to the FCX Credit Agreement are pledged to (or for the benefit of) the Banks, dispositions of assets by FI or its Restricted Subsidiaries to another Restricted Subsidiary of FI or to FI,
               (iv) subject to Section 5.2(l), dispositions of assets by FI or its Restricted Subsidiaries to a Third Party, (v) to the extent permitted by Sections 5.2(j) and 5.2(q), the payment of dividends in cash or in kind by FCX, FI or any Restricted Subsidiary, whether now owned or hereafter acquired, (vi) permitted sale and leaseback transactions, (vii) the transactions comprising the Restructuring, (viii) investments in Portfolio Investments and dispositions thereof, and (ix) the transfer of the RTZ Interests to PT-RTZ as permitted by Section 5.3, the FI Intercreditor Agreement and the FI Trust Agreement, except that:

                              (w) FCX, FI or any Restricted Subsidiary may
               merge or liquidate any corporation (other than, in the case of a Restricted Subsidiary, FI or FCX) into itself;

                              (x) any Restricted Subsidiary (other than FI)
               may be merged into any other corporation; provided that such corporation, immediately following such merger, shall be deemed a Restricted Subsidiary;

                              (y) FI and the Restricted Subsidiaries may
               engage in sale and leaseback transactions (including sale and leaseback transactions which initially take the form of a purchase money transaction in that title to the equipment passes through FI or a Restricted Subsidiary prior to being held by the lessor in the sale and leaseback transaction) for assets with a cumulative aggregate fair market value not in excess of $50,000,000 and FI may, subject to Section 5.2(r), consummate the transfer of the Waste Water Assets as required by the Waste Water Documents and the transfer of the remaining PFT Assets and ALatieF-FI Assets as required by the PFT Documents and the ALatieF-FI Documents, respectively, and the transfer in respect of Contract Area Block B referred to in Section 8.1(j) subject to the conditions precedent thereto set forth in Section 8.1(j); and

                              (z) subject to Sections 2.5 (to the extent
               that such transaction is a Net Proceeds Transaction) and 5.2(j) and in addition to the other transactions expressly permitted by the other provisions of this Section 5.2(c) and by Section 5.2(r), FCX, FI or any Restricted Subsidiary may sell or otherwise dispose of (including by merger or consolidation) any assets or securities of any Subsidiary other than stock of FI owned by FCX representing at least 50.1% of the voting stock of FI on a fully diluted basis pledged pursuant to the FCX Pledge Agreements and other than assets of FI and its Restricted Subsidiaries, pledged to the FI Trustee pursuant to the FI Security Documents except to the extent permitted by clause (y) above and by
               Section 5.2(r);

               provided, however, that in the case of a merger permitted by clause (w) above, immediately thereafter and giving effect thereto, FCX, FI or, as the case may be, a Restricted Subsidiary would be the surviving corporation and, in the case of a merger permitted by clause (w) or clause (x) above or of any disposition of assets or securities permitted by clause (y) or (z) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing. Each sale or other disposition permitted by clause (z) above shall be permitted only if FCX, FI or the respective Restricted Subsidiary shall receive fair consideration therefor, as determined by the Board of Directors of FCX, FI or of such Restricted Subsidiary, as the case may be, and certified by its Treasurer or another of its Financial Officers to the Administrative Agent.

                         (d) Liens. FCX and FI shall not, nor shall they permit any of their Restricted Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon any of its respective properties, revenues or assets (including stock or other securities of any Person, including any Subsidiary), now owned or hereafter acquired, except:

                              (i) required margin deposits on permitted
               Hedge Agreements, surety and appeal bonds and materialmen's, suppliers', tax and other like Liens arising in the ordinary course of FCX's, FI's or such Restricted Subsidiary's business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on its books to the extent required by GAAP, Liens arising in connection with workers' compensation, unemployment insurance and progress payments under government contracts, and other Liens incident to the ordinary conduct of FCX's, FI's or such Restricted Subsidiary's business or the ordinary operation of property or assets and not incurred in connection with the obtaining of any Debt or Guarantee;

                             (ii) Liens on assets or properties not owned
               as of the Fifth Amendment Closing Date by FCX, FI or any Restricted Subsidiary securing only purchase money Debt of FCX or such Restricted Subsidiary permitted by
               Section 5.2(g)(v), which Liens are limited to the specific property the purchase of which is financed by such Debt;

                            (iii) Liens, existing at the time of the
               acquisition by FCX, FI or any Restricted Subsidiary of the majority of the capital stock or all the assets of any other corporation or existing at the time of the merger of any such corporation into FCX, FI or a Restricted Subsidiary, on such capital stock or assets so acquired or on the assets of the corporation so merged into FCX, FI or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in an Event of Default or Default; and provided further that all such Liens shall be discharged within 180 days after the date of the respective acquisition or merger;

                              (iv) Liens on the Caterpillar Assets to the
               extent required by the Caterpillar Documents;

                              (v) Liens in favor of the Collateral Agent
               (for the equal and ratable benefit of the Lenders (as defined in the FCX Intercreditor Agreement) and the holders of the B.V. Notes as provided in the FCX Pledge Agreements, and Liens in favor of the Banks, the FCX Lenders and the FI Trustee under the FI Security Documents, all as contemplated by Section 4.1(o);

                              (vi) Liens on FI's interests in Jaya Power
               securing the financing for such respective Specified
               Transactions;

                              (vii) Liens (which Lien in any such case is
               limited to the property leased thereunder) of lessors of property (in such capacity) leased by FCX, FI or a Restricted Subsidiary (x) pursuant to the Capitalized Lease Obligations arising under the Specified Transactions,
               (y) pursuant to an Operating Lease and (z) to the extent permitted by Section 5.2(g)(vii) pursuant to other sale and leaseback transactions entered into after the Fifth Amendment Closing Date, the resulting Capitalized Lease Obligations.

                              (viii) zoning restrictions, easements,
               rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of FCX, FI or any of their Subsidiaries;

                              (ix) as permitted by Section 5.3, the RTZ
               Interests and the first priority Lien of RTZ Lender on the RTZ Collateral; and

                              (x) extensions, renewals and replacements of
               Liens referred to in paragraphs (i), (ii), (iv), (v), (vi),
               (vii), (viii) and (ix) of this Section 5.2(d); provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

                         (e) Current Ratios. FCX and FI shall not fail to maintain, as of the last day of each fiscal quarter, consolidated current assets (excluding Nonrestricted Subsidiaries) in an amount at least equal to the amount of its consolidated current liabilities (excluding Nonrestricted Subsidiaries). For purposes hereof, consolidated current assets and consolidated current liabilities shall be determined in accordance with GAAP, except that (i) investments in shares of corporations (other than shares which are, and which are held as, marketable securities) and advances to Nonrestricted Subsidiaries and other firms or companies in which FCX or FI has a material investment, direct or indirect, or which have a direct or indirect material investment in FCX or FI shall not be included in current assets; (ii) current assets shall be increased by the available portion of the Commitments which, under the terms of this Agreement, will, if not sooner terminated or drawn down by FI, remain outstanding for at least twelve months following the time of determination; and
               (iii) the current portion of long-term Debt shall not be included in current liabilities.

                         (f) EBITDA Ratios. FCX and FI shall not permit its EBITDA Ratio to be less than 2.00 to 1.00 at the end of any fiscal quarter.

                         (g) Debt. Neither FCX, FI nor any Restricted Subsidiary shall incur, create, assume or permit to exist any Debt of any of them except:

                              (i) Corporate Group Loans;

                             (ii) the Specified Obligations, including the
               Capitalized Lease Obligations with respect to the PFT Assets, the ALatieF-FI Assets, the P&O Assets, the Airfast Assets and the Waste Water Assets;

                            (iii) $120,000,000 of aggregate principal
               amount of P.T. ALatieF Freeport Finance Company B.V.'s Senior Notes due 2001 (the 'B.V. Notes'), the Guarantee by FCX of the B.V. Notes and the PT-FI Note (as defined in the B.V. Registration Statement).

                             (iv) up to $70,000,000 aggregate principal
               amount of borrowings from Caterpillar by FCX, and the Guarantee thereof by FI (together with such Debt, the "Caterpillar Obligations"), such guarantee to be secured by certain specified heavy equipment of FI and related spare parts (the "Caterpillar Assets") released or required to be released from the lien of the FI Security Documents, all substantially on the terms set forth in the Caterpillar Documents (the "Caterpillar Transaction");

                             (v) purchase money indebtedness (excluding
               sale and leaseback transactions which initially take the form of a purchase money transaction in that title to the equipment passes through FI or a Restricted Subsidiary prior to being held by the lessor in the sale and leaseback transaction) of FCX, FI and any Restricted Subsidiary secured by Liens permitted by Section 5.2(d)(ii) not in excess of the purchase price of the related asset in each individual case and with an outstanding aggregate principal amount for all such purchase money debt not at any time in excess of $50,000,000;

                             (vi) Capitalized Lease Obligations (including
               those resulting from sale and leaseback transactions) of FCX, FI or any Restricted Subsidiary entered into after the Fifth Amendment Closing Date (other than with respect to the Specified Assets) with an outstanding aggregate principal amount not at any time in excess of $50,000,000;

                            (vii) Guarantees by FCX of Debt of FM
               Properties and Circle C not in excess of an aggregate principal amount of $90,000,000 pursuant to the FCX/FMPO Guarantee, secured pursuant to the FCX Intercreditor Agreement by the FCX Pledge Agreements, and extensions, renewals, replacements and refundings thereof;

                           (viii) up to $450,000,000 principal amount of
               Debt of FI plus accrued commitment fees and interest to the RTZ Lender pursuant to the RTZ Loan Agreement;

                             (ix) the Guarantee by FCX pursuant to the
               Implementation Agreement of FI's obligations under the Transaction Agreements (as such term is defined in the Implementation Agreement); and

                              (x) other unsecured Debt of FCX, FI and the
               Restricted Subsidiaries if, after giving effect to the incurrence thereof, no Default or Event of Default would occur or be continuing (including under Section 5.2(b)).

                         (h) Preferred Stock. FCX, FI and the Restricted Subsidiaries shall not voluntarily redeem any preferred stock issued by any them except for common stock of the issuer (with cash for fractional shares).

                         (i) Scope of FI's Business. Neither FI nor FCX will materially alter the nature of the business and activities in which it is engaged as of the Fifth Amendment Closing Date.
                         (j) Ownership of FI. FCX shall not at any time directly or indirectly own shares of voting stock or interests having on a fully diluted basis less than 50.1% ownership interest in FI, which shares are pledged to the FCX Collateral Agent pursuant to the FCX Pledge Agreements (FCX hereby agreeing to cause additional shares of FI to be pledged to the FCX Collateral Agent as necessary to remain in full compliance at all times). FCX shall own its interests in FI, free and clear of all Liens, except for the Liens of the FCX Pledge Agreements. FCX shall promptly notify the Administrative Agent in the event there occurs any significant decrease in its percentage ownership of FI below that indicated in the most recent Borrowing Base Certificate or any decrease in such percentage interest below 50.1%. The ownership by FCX of common stock of FI shall be direct and not through any intervening entity, except for the percentage of common stock held by FCX on the Fifth Amendment Closing Date through P.T. Indocopper Investama Corporation.

                         (k) Fiscal Year. FCX and FI shall not change its fiscal year to end on any date other than December 31.

                         (l) Investments in Nonrestricted Subsidiaries and Persons Not Subsidiaries. FCX, FI and their Restricted Subsidiaries shall not make or permit to exist (x) any Guarantee by it or a Restricted Subsidiary of the Debt of any Person (other than FM Properties Co., to the extent permitted by Section 5.2(g)(vii)) which is not FCX or a Restricted Subsidiary, including Nonrestricted Subsidiaries, FTX and FRP (each such Person being a "Third Party"), or
               (y) any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or permit to exist any investment (whether by transfer of assets or otherwise) or acquire any investment whatsoever in or make any Guarantee with respect to any such loans, advances, purchases, investments or acquisitions of interest with respect to, or any other payment for the benefit of, any Third Parties the aggregate outstanding amount of which under clauses (x) and (y) at any time exceeds by more than $75,000,000 the largest aggregate amount thereof outstanding at any time in the preceding fiscal year of FI, but only so long as no Default or Event of Default (including under Section 5.2(b)) shall have occurred or be continuing as of the effective date of such transaction and after giving effect thereto; provided that, notwithstanding the provisions of clauses (x) and (y) above, FCX, FI and the Restricted Subsidiaries may invest in Portfolio Investments, FCX may enter into and perform the FCX/FMPO Guarantee and FI may consummate the Waste Water Transaction and transfer the remaining ALatieF-FI Assets, PFT Assets and P&O Assets as required by the ALatieF Documents, the PFT Documents and the P&O Documents, respectively, each of which shall not be included in the calculation of such $75,000,000 annual limit.

                         (m) Federal Reserve Regulations. FCX and FI will not, and will cause their Subsidiaries not to, use the proceeds of any Loan in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulations G, U or X.

                         (n)  FI Transfers.  FI shall not make any
               contribution or transfer of any substantial portion of its assets to FCX or any Restricted Subsidiary other than
               (i) permitted cash dividends to FCX and (ii) to a Wholly Owned Restricted Subsidiary of FI all the equity in which shall be pledged pursuant to the FI Security Documents to the FI Collateral Agent as additional security for the Loans to FI.

                         (o)  Specified Transactions.  FCX and FI shall not
               (i) enter into any amendment or modification of any of the Specified Documents which would have an adverse effect upon the rights and remedies of the Administrative Agent, the FI Trustee and the Banks under the Loan Documents or the collateral therefor (the "FI Collateral and Rights") or impair the ability of FCX, FI or the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents; (ii) make, or permit any Restricted Subsidiary to make, any voluntary prepayment of any of the Specified Obligations (including the B.V. Notes and any other Debt incurred in connection with such Specified Transaction) or directly or indirectly, with or from any funds or assets provided, directly or indirectly, by FCX, FI or any Restricted Subsidiary beyond those expressly permitted by Section 5.2(1) (collectively, "Restricted Assets"), in any such case during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary prepayment (x) any Default or Event of Default would then exist or result from such transaction or
               (y) except for refinancings thereof on terms that are not more restrictive on, or less favorable to, FI, if the Available Borrowing Base would be less than $125,000,000;
               (iii) make, or permit any Restricted Subsidiary to make, any voluntary repurchase of the PFT Assets, the ALatieF Assets, the P&O Assets, the Airfast Assets or the Waste Water Assets directly or indirectly from or with any Restricted Asset during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary repurchase, (x) any Default or Event of Default would then exist or result from such transaction or (y) if the Available Borrowing Base would be less than $125,000,000 nor shall FCX and FI grant or provide (or permit any Restricted Subsidiary to grant or provide) any additional security or collateral to secure any Specified Obligations (other than as required under the Specified Documents with respect to substitution or replacement of existing collateral) and other than the transfer of the remaining ALatieF-FI Assets, P&O Assets and PFT Assets as required by the ALatieF Documents, the P&O Documents and the PFT Documents.

                         (p) Transactions with Affiliates. Other than the transactions constituting the Restructuring, FCX, FI and their Restricted Subsidiaries' shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, FCX, FI or any Restricted Subsidiary may engage in any of the foregoing transactions (i) in the case of a transaction between FCX, FI or a Restricted Subsidiary of FI and a non-Wholly Owned Restricted Subsidiary, FI has determined that such transaction is in the best interests of FI and (ii) in the case of any other transaction between FCX, FI or a Restricted Subsidiary and an Affiliate which is not a Restricted Subsidiary, at prices and on terms and conditions not less favorable to FI or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

                         (q) Equity Payments. FCX and FI shall not make an Equity Payment if there is then continuing any Default or Event of Default (or a Default or Event of Default would result therefrom or exist after giving effect thereto), including pursuant to Section 5.2(b).

                         (r) Covenants Regarding Waste Water. FI shall not consummate the Waste Water Transaction until such time as (i) the Administrative Agent has received and given written approval of the Waste Water Documents to which FI, FCX or any Restricted Subsidiary is a party or with respect to which FI, FCX or any Restricted Subsidiary has any direct or indirect obligation or liability, each such approval to be conditioned upon the satisfactory factoring of such financing and/or obligations into the calculation of Borrowing Base Debt and (ii) the Administrative Agent has entered into an agreement with the secured bank lenders to Waste Water recognizing and agreeing not to contest such lenders liens on the Waste Water Assets in exchange for a reciprocal agreement by such lenders with respect to the Liens of the FI Security Documents (and the Banks hereby authorize the Administrative Agent to enter into such agreements).

                         (s)  Hedge Transactions.   FCX, FI and the
               Restricted Subsidiaries will enter into or become obligated with respect to Hedge Agreements only in the ordinary course of business to hedge or protect against actual or reasonably anticipated exposures and not for speculation.

                         SECTION 5.3.  Covenants Relating to RTZ
               Transaction. FCX and FI shall not, directly or indirectly enter into (i) any amendment or modification of (x) the Stock Purchase Agreement or the Implementation Agreement from and after the Fifth Amendment Closing Date, (y) any amendment or modification of the Participation Agreement or the RTZ Loan Agreement from and after the RTZ Closing Date or (z) any other material agreement in connection therewith, at any time, in each case other than pursuant to documents approved by the Required Banks (the Stock Purchase Agreement, the Implementation Agreement, the Participation Agreement, the RTZ Loan Agreement and such other approved material agreements being, collectively, the "RTZ Documents") which would have an adverse effect upon the FI Collateral and Rights or impair the ability of any of FCX, FI or the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents (including under this Section 5.3); or (ii) if any Default or Event of Default shall have occurred and be continuing or would result therefrom, make payment of the Debt under the RTZ Loan Agreement with or from any funds or assets other than Incremental Expansion Cashflow (as defined in the Participation Agreement). Without the prior written approval of the Required Banks, FI shall not (i) consent to any "Closedown" (as such term is defined in the Participation Agreement) or any amendment, modification or waiver of Section 10.5 of the Participation Agreement,
               (ii) consent to any assignment by RTZ, RTZ Lender or PT-RTZ of the RTZ Documents or their respective obligations thereunder, (iii) waive any material condition to closing under the Implementation Agreement, (iv) agree to or effectuate any alternative arrangements pursuant to Section 11 of the Implementation Agreement, (v) waive any material default by RTZ under the RTZ Documents or (vi) resign as the Operator under the Participation Agreement. Subject to the penultimate sentence of this Section 5.3, FI and its Restricted Subsidiaries shall not cause or permit any assets of it or its Restricted Subsidiaries to be or become Joint Account Assets under the Participation Agreement for other than full fair market compensation nor shall FCX and FI grant or provide (or permit any Restricted Subsidiary to grant or provide) any additional security or collateral to secure any obligation to RTZ or its Affiliates (including obligations under the RTZ Loan Agreement) other than the transfer of the RTZ Interests as required by the Participation Agreement and the grant of a first priority security interest to RTZ Lender in the RTZ Collateral, in each case subject to the terms of the FI Intercreditor Agreement and the FI Trust Agreement. FI and its Restricted Subsidiaries shall not engage in any transaction (other than the RTZ Transactions) or dealing with, or assign or transfer any assets to, PT-RTZ or any of its Affiliates other than on an arm's-length basis. FI shall promptly provide to the Administrative Agent copies of all annual financial reports and budgets pursuant to the Participation Agreement and all other material notices and reports under the RTZ Documents. FI shall also conduct Joint Operations (as defined in the Participation Agreement) in a manner which does not prevent or adversely affect, and at all times shall retain rights under the Contract of Work and tangible assets sufficient for, FI's production activities from which revenues from scheduled production of the 10-K Reserves referred to in
               Schedule VII to the FCX Credit Agreement are pledged to the Banks. Subject to the foregoing and the other terms of the Loan Documents (including Section 10.17), FI and FCX may enter into and perform their obligations under the RTZ Documents.

               ARTICLE VI
               Conditions of Credit
                         SECTION 6.1. Conditions Precedent to Each Credit Event. Each Credit Event shall be subject to the following conditions precedent:

                        (i) the representations and warranties on the part of FXC and FI contained in the Loan Documents shall be true and correct in all material respects at and as of the date of such Credit Event as though made on and as of such date;

                       (ii) the Administrative Agent shall have received a notice of such borrowing as required by Section 3.3;

                      (iii) no Event of Default shall have occurred and be continuing on the date of such Credit Event or would result from such Credit Event;

                       (iv) there shall have been no amendments to the Certificate of Incorporation, Articles of Association or Certificate of Domestication, as applicable, or the By-laws of FCX or FI since the date of the Certificate furnished by FI pursuant to Section 6(a) of the Amendment Agreement, other than amendments, if any, copies of which have been furnished to the Administrative Agent; and

                        (v) except as permitted by the proviso to Section 5.2(c), there shall be no proceeding for the dissolution or liquidation of FCX or FI or any proceeding to revoke the Certificate of Incorporation or Articles of Association of FCX or FI or its respective corporate existence, which is pending or, to the knowledge of FCX or FI, threatened against or affecting FCX or FI.

                       SECTION 6.2. Representations and Warranties with Respect to Credit Events. Each Credit Event shall be deemed a representation and warranty by FCX and FI that the conditions precedent to such Credit Event, unless otherwise waived in accordance herewith, shall have been satisfied.


               ARTICLE VII
               Events of Default
                       SECTION 7.1. Events of Default. If any of the following acts or occurrences (an "Event of Default") shall occur and be continuing:

                       (a) default for three or more days in the payment
               when due of any principal of any Corporate Group Note; or

                       (b) default for five or more days in the payment
               when due of any interest on any Corporate Group Note, or of any other amount payable under any Loan Document; or

                       (c) any representation or warranty made or deemed
               made in or in connection with any Loan Document or in any certificate, letter or other writing or instrument furnished or delivered to the Agents, the FCX Agent, the FI Trustee, the FCX Collateral Agent, any Bank or any FI Lender pursuant hereto or to the FCX Credit Agreement shall prove to have been incorrect in any material respect when made or effective or reaffirmed and repeated, as the case may be; or

                       (d) default by FI or FCX in the due observance or
               performance of any covenant, condition or agreement in Sections 5.1(a)(4) with respect to notices of Defaults or Events of Default, 5.1(c), 5.1(h) or 5.1(k) of either this Agreement or the FCX Credit Agreement, other than the covenant to preserve and maintain all of such Person's rights, privileges and franchises desirable in the normal conduct of its business; or

                       (e) default by FI or FCX in the due observance or
               performance of any covenant, condition or agreement in
               Section 5.2 or 5.3 of this Agreement or in Section 5.2 or
               5.3 of the FCX Credit Agreement (other than, in each case, Section 5.2(k)); or

                       (f) default by FI or FCX in the due observance or
               performance of any other covenant, condition or agreement in any Corporate Group Facility or in any other Loan Documents which shall remain unremedied for 30 days after written notice thereof shall have been given to such Person by any Bank; or

                       (g) FI, FCX or any Restricted Subsidiary shall
               (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law or, in the case of FI, any such law of Indonesia,
               (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) below,
               (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for FI, FCX or such Restricted Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                       (h) an involuntary proceeding shall be commenced or
               an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of FI, FCX or any Restricted Subsidiary, or of a substantial part of the property or assets of FCX, FI or any Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or, in the case of FI, any such law of Indonesia, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for FI, FCX or any Restricted Subsidiary or for a substantial part of the property of FI, FCX or any Restricted Subsidiary or (iii) the winding-up or liquidation of FI, FCX or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or

                       (i) default shall be made with respect to (x) any
               Hedge Agreements or (y) any Debt of FI, FCX or any Restricted Subsidiary if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such obligation or Debt (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of Debt and/or the payment of any net termination value in respect of Hedge Agreements in an aggregate amount in excess of $10,000,000; or any payment of principal or interest and/or of any payment due under a Hedge Agreement, regardless of amount, on any Hedge Agreement or Debt of FI, FCX or a Restricted Subsidiary in an aggregate principal amount (or in the case of a Hedge Agreement, with a net termination value) in excess of $10,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Debt or other obligation); or

                       (j) an ERISA Event shall have occurred with respect
               to any Plan or Multi-Employer Plan that, when taken together with all other ERISA Events, reasonably could be expected to result in liability of FI, FCX and/or any Restricted Subsidiary and FI's and FCX's ERISA Affiliates in an aggregate amount exceeding $25,000,000 or requires payments exceeding $10,000,000 in any year; or
                       (k) a final judgment for the payment of money in
               excess of $10,000,000 shall be rendered by a court or other tribunal against FI, FCX or any Restricted Subsidiary and shall remain undischarged for a period of 45 consecutive days during which execution of such judgment shall not have been stayed effectively; or any action shall be legally taken by a judgment creditor to levy upon assets or properties of FI, FCX or any Restricted Subsidiary to enforce any such judgment; or

                       (l) the security interest in the Contract of Work
               granted in the FI Trust Agreement or any other security interest granted under any other FI Security Document shall be deemed to be invalid or fail to be in full force and effect or the Contract of Work shall be terminated or otherwise fail to be in full force and effect or shall be amended without the consent of the Required Banks in any manner which materially and adversely affects the rights and benefits granted to the FI Trustee and the Banks under the FI Security Documents; or the Ministry of Mines and Energy of Indonesia (or any successor entity) or the Government of Indonesia shall have taken any action in contravention of the Contract of Work which materially adversely affects FI's ability to perform its obligations under any Corporate Group Facility or the rights and benefits granted to the FI Trustee under any FI Security Document; or

                       (m) any Governmental Authority shall condemn, seize,
               nationalize, assume the management of or appropriate any material portion of FI's property, assets or revenues (either with or without payment of compensation); or

                       (n) any default or other event shall occur with
               respect to any of the Specified Documents which would (with or without the passage of time or the giving of notice) permit acceleration or require prepayment of any of the Specified Obligations other than with respect to a casualty event or condemnation affecting the related Specified Assets, permit foreclosure upon the related Specified Assets or require FI to repurchase the related Specified Assets; or

                       (o) any security interest purported to be created by
               the FCX Pledge Agreements shall cease to be, or shall be asserted by FI, FCX or any of their Affiliates not to be, a valid, perfected, first priority security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the FCX Collateral Agent to maintain possession of certificates representing securities pledged under the FCX Pledge Agreements to the extent that such pledged securities are certificated securities; or

                       (p) FI shall resign as "Operator" under the
               Participation Agreement or an "Event of Default" under the RTZ Loan Agreement or an "Event of Resignation" under the Participation Agreement (or any event or condition which with or without the passage of time or the giving of notice would constitute such an "Event of Default" or an "Event of Resignation") shall occur and be continuing; or

                       (q) there shall have occurred a Change in Control;

               then, and in any such event (other than an event with respect to FI or FCX described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks shall, by written or telegraphic notice to FI and FCX, take one or more of the following actions at the same or different times: (i) declare the Total Commitment to be terminated, whereupon the Total Commitment shall forthwith terminate; (ii) declare all sums then owing by FI under the Promissory Notes or otherwise owing hereunder to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by FI, anything contained herein or in any Promissory Note to the contrary notwithstanding or (iii) exercise any or all the remedies then available under the FI Security Documents or the FCX Pledge Agreements; provided, however, that upon the occurrence of any event described in paragraph (g) or (h) of this Section 7.1 as to which FI or FCX is the entity involved, all sums then owing by FI to the Banks upon the Promissory Notes or otherwise hereunder shall, without any declaration or other action by any Bank hereunder, be immediately due and payable and the Total Commitment hereunder shall be immediately terminated without presentment, demand, protest or notice of any kind, all of which are expressly waived by FI, anything contained herein or in any Promissory Note to the contrary notwithstanding. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to FI but failure to do so shall not impair the effect of such declaration.


                                       ARTICLE VIII

                              The Agents and the FI Trustee

                       SECTION 8.1.  The Agents and the FI Trustee.
               (a) For convenience of administration and to expedite the transactions contemplated by this Agreement, Chemical is hereby appointed as Administrative Agent and FCX Collateral Agent for the Banks under this Agreement and the FCX Pledge Agreements, Chase is hereby appointed as the Documentary Agent for the Banks under this Agreement and First Bank, National Association is hereby appointed as FI Trustee for the Banks under the FI Security Documents. Each Bank
               (i) confirms and agrees to be bound by the terms of the FI Trust Agreement and (ii) agrees that the FI Trustee in accepting appointment and in acting as security agent under the FI Security Documents shall be entitled to all the rights, immunities, privileges, protections, exculpations, indemnifications, liens and other benefits applicable to its acting as trustee under the FI Trust Agreement. None of the Agents shall have any duties or responsibilities with respect hereto except those expressly set forth herein or in the other Loan Documents. Each Bank, and each subsequent holder of any Promissory Note by its acceptance thereof, hereby irrevocably appoints and expressly authorizes the Agents, without hereby limiting any implied authority, to take such action as the Agents may deem appropriate on its behalf and to exercise such powers under this Agreement as are specifically delegated to such Person by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of the Banks to FI and FCX of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder or as directed by the Required Banks; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by FI or FCX pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the FCX Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the collateral under the FCX Pledge Agreements and the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the FCX Pledge Agreements. Each of the Administrative Agent and the FCX Collateral Agent may exercise any of its duties hereunder by or through their respective agents, officers or employees. In addition, each Bank hereby irrevocably authorizes and directs (i) the FCX Collateral Agent to enter, on behalf of each of them, into the FCX Pledge Agreements and the FCX Intercreditor Agreement as contemplated pursuant to this Agreement, (ii) the Administrative Agent to enter, on behalf of each of them, into the FI Intercreditor Agreement and the FCX Intercreditor Agreement as contemplated pursuant to this Agreement and (iii) the FI Trustee to enter, on behalf of each of them, into the FI Security Documents, and in each case agrees to be bound by the terms thereof.

                       (b) None of the Agents or any of their respective directors, officers, agents or employees shall be liable as such for any action taken or omitted to be taken by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by FCX or FI or any other party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Promissory Note notice, given as provided herein, of the transfer thereof in compliance with Section 10.3. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Promissory Note. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. None of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to FI, FCX or any other party on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or FI, FCX or any other party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Banks hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

                       (c) To the extent that any Agent shall not be reimbursed by FI or FCX for any costs, liabilities or expenses incurred in such capacity or, to the extent the FI Trustee shall not be reimbursed by FI or FCX for any costs, liabilities or expenses incurred in its capacity as trustee under the FI Trust Agreement (including in its capacity as security agent under the FI Security Documents), each Bank agrees (i) to reimburse such Agent or the FI Trustee, as applicable, on demand, in the amount of its Applicable Percentage Commitments hereunder) of any expenses incurred for the benefit of the Banks by such Agent or the FI Trustee, as applicable, including counsel fees and compensa-tion of agents and employees paid for services rendered on behalf of the Banks and (ii) to indemnify and hold harmless each Agent, the FI Trustee and any of their directors, officers, employees or agents, on demand, in the amount of such Applicable Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or FI Trustee for the Banks, as applicable, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document; provided, however, that no Bank shall be liable to an Agent or the FI Trustee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or FI Trustee, as applicable, or of its directors, officers, employees or agents.

                       (d) With respect to the Loans made by it hereunder and the Promissory Notes issued to it, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with FI, FCX or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                       (e) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Banks, FI and FCX. Upon any such resignation, the Required Banks shall have the right to appoint, and FI and FCX shall have the right to approve (such approval not to be unreasonably withheld or delayed) a successor Administrative Agent, FCX Collateral Agent or Documentary Agent, as the case may be. If no successor Agent, FCX Collateral Agent or Documentary Agent, as the case may be, shall have been so appointed and approved and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Person may, on behalf of the Banks, appoint a successor Administrative Agent, FCX Collateral Agent or Documentary Agent, as the case may be, which shall be a Bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such Bank. Upon the acceptance of any appointment as Administrative Agent, FCX Collateral Agent or Documentary Agent hereunder by a successor Administrative Agent, FCX Collateral Agent or Documentary Agent, as the case may be, such successor Administrative Agent, FCX Collateral Agent or Documentary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall from and after such date be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Administrative Agent, FCX Collateral Agent or Documentary Agent, as applicable, the provisions of this Article VIII and Section 10.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, FCX Collateral Agent or Documentary Agent, as applicable.

                       (f) The Administrative Agent and the Documentary Agent shall be responsible for supervising the preparation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, any amendment or modification thereto and the closing of the transactions contemplated hereby and thereby. In addition, the Administrative Agent shall assist the FCX Collateral Agent and the FI Trustee in the performance of its duties as may be reasonably requested by the FCX Collateral Agent or the FI Trustee from time to time.

                       (g) The obligations of the Administrative Agent, the FI Trustee, the FCX Collateral Agent and the Documentary Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that any such Agent serves in more than one agency capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

                       (h) Without the prior written consent of the Required Banks but subject to Section 10.7(b), the Administrative Agent and the FCX Collateral Agent will not, except as contemplated by Section 8.1(j), consent to any modification, supplement or waiver of the FI Intercreditor Agreement, the FCX Intercreditor Agreement or (except as required by the FCX Intercreditor Agreement) the FCX Pledge Agreements, and the FI Trustee will not consent to any modification, supplement or waiver of the FI Security Documents.

                       (i)  Each Bank acknowledges that it has,
               independently and without reliance upon the Agents or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                       (j)  Notwithstanding any other provision of this
               Section 8.1, the Administrative Agent will, at the request of FI, instruct the FI Trustee to release (or to subordinate such interest) from the FI Trust Agreement and the other FI Security Documents (and enter into an amendment to the FI Trust Agreement and the other FI Security Documents and execute such other instruments as may be necessary in connection therewith) any interest of the FI Trustee in (i) the rights of FI under the Contract of Work in respect of all or any part of Contract Area Block B (as defined in the Contract of Work), without further consent by the Required Banks if, in the opinion or opinions of counsel acceptable to the Administrative Agent and in the opinion of the Administrative Agent, such release is to be effected without impairing or adversely affecting (a) the Lien and interest of the FI Trustee stated to be created in the rights of FI under the Contract of Work in respect of Contract Area Block A (as defined in the Contract of Work) and the FI Project (to the extent it includes the mining, concentrating, transportation, shipping and related operations of FI in respect of FI Product obtained or produced from Contract Area Block A) by the FI Trust Agreement and the other FI Security Documents, the Memorandum of Understanding and the Contract of Work or (B) the rights of FI relating to ownership and operation of the FI Project (to the extent it includes the mining, concentrating, transportation, shipping and related operations of FI in respect of FI Product obtained or produced from Contract Area Block A), (ii) the property and rights to be transferred pursuant to the Waste Water Transfer, (iii) the remaining property and rights to be transferred after the Fifth Amendment Closing Date to complete the ALatieF-FI Transfer and the PFT Transfer,
               (iv) upon receipt by the Administrative Agent of a certificate from a Financial Officer of FI specifying the asset to be released and the related transaction and certifying that after giving effect thereto, no Default or Event of Default shall occur or be continuing, specific physical assets (which may either be released from the Lien of the FI Security Documents or excluded from the after-acquired property clauses of the FI Security Documents) (x) as required to be released to provide additional collateral for the Caterpillar Obligations, as a result of decreases in the value of the Caterpillar Assets, but not in excess of $10,000,000 (valued as provided in the Caterpillar Documents) in the aggregate for all such additional collateral provided during the term of the Caterpillar Obligations and (y) to allow sales, secured financings, capital leases and sale and leaseback transactions expressly permitted hereby and (v) on and after the RTZ Closing Date, upon receipt by the Administrative Agent of a certificate from a Financial Officer specifying the asset to be released and the related transaction and certifying that after giving effect thereto, no Default or Event of Default shall occur or be continuing, the RTZ Interests as permitted by
               Section 5.3 (which may either be released from the Lien of the FI Security Documents or excluded from the after-acquired property clauses of the FI Security Documents; provided, however, that in the case of the RTZ Collateral, the Lien of the FI Trustee in favor of the Banks and the FI Lenders shall be subordinated to become a second priority lien on the RTZ Collateral subject to the first priority Lien of the RTZ Lender thereon on the terms of the Final FI Trust Agreement and the FI Intercreditor Agreement).

               ARTICLE IX
               Guarantee
                       SECTION 9.1. Guarantee. As consideration for the Banks' obligations to lend to FI hereunder, FCX hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of (x) the principal of and interest on each Loan to FI, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, (y) all other monetary obligations of FI to the Banks, the Agents and the FI Trustee under this Agreement and the other Loan Documents and (z) all amounts owing by FI to any Bank pursuant to any Permitted Secured Hedge with FI (collectively, the "FI Obligations"). FCX further agrees that the FI Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such FI Obligation.

                       FCX waives presentment to, demand of payment from
               and protest to FI of any of the FI Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of FCX under this
               Section 9.1 shall not be affected by (a) the failure of any Bank, any Agent or the FI Trustee to assert any claim or demand or to enforce any right or remedy against FI under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Promissory Note any guarantee or any other agreement; (c) the release of any security held by any Bank, any Agent or the FI Trustee for the Obligations guaranteed by it or any of them; or (d) the failure of any Bank, any Agent or the FI Trustee to exercise any right or remedy against any other guarantor of the FI Obligations.

                       FCX further agrees that its guarantee constitutes a
               guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Bank, any Agent or the FI Trustee to any security held for payment of the FI Obligations or to any balance of any deposit account or credit on the books of such Bank in favor of FI or any other Person.

                       The obligations of FCX under this Section 9.1 shall
               not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the FI Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of FCX under this Section 9.1 shall not be discharged or impaired or otherwise affected by the failure of any Bank, any Agent or the FI Trustee to assert any claim or demand or to enforce any remedy under this Agreement, any Promissory Note, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the FI Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of FCX, or otherwise operate as a discharge of FCX as a matter of law or equity.

                       FCX further agrees that its guarantee shall continue
               to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation guaranteed by it (including, without limitation, any payment pursuant to this guarantee) is rescinded or must otherwise be restored by any Bank, any Agent or the FI Trustee upon the bankruptcy or reorganiza-tion of FI or otherwise.

                       In furtherance of the foregoing and not in limita-
               tion of any other right which any Bank, any Agent or the FI Trustee may have at law or in equity against FCX by virtue hereof, upon the failure of FI to pay any of the FI Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, FCX hereby promises to and will, upon receipt of written demand by any Bank, any Agent or the FI Trustee, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Banks, the Agents or the FI Trustee, as appropriate, in cash the amount of such unpaid FI Obligations, and at such time as all such FI Obligations owing to such Bank, such Agent, or the FI Trustee as applicable, have been indefeasibly paid in full and its Commitment terminated, such Bank shall, in a reasonable manner, assign the amount of such FI Obligations owed to it and paid by FCX pursuant to this guarantee to FCX, such assignment to be pro tanto to the extent to which the FI Obligations in question were discharged by FCX or make such other disposition thereof as FCX shall direct (all without recourse to such Bank, such Agent or the FI Trustee, as applicable, and without any representation or warranty by such Bank, such Agent or the FI Trustee, as applicable).

                       Upon payment by FCX of any sums to a Bank, an Agent
               or the FI Trustee as provided above in this Section 9.1, all rights of FCX against FI arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the FI Obligations to the Banks, the Agents and the FI Trustee and all the FI Obligations and shall not be exercised by FCX prior to indefeasible payment in full of all Corporate Group Loans and termination of the Commitments and the commitments under the FCX Credit Agreement.


               ARTICLE X
               Miscellaneous
                       SECTION 10.1. Notices. Notices and other com-munications provided for herein shall be in writing and shall be delivered by hand or overnight or same day courier service or mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party to the appropriate party's address set forth on the signature pages hereof. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telecopy, telegraphic or telex communications equipment, in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party. Any notice delivered to FCX hereunder shall be deemed also to have been given to FI, and such notice shall be deemed to have been given to FI on the day it is deemed to have been given to FCX.

                       SECTION 10.2. Survival of Agreement. All cove-nants, agreements, representations and warranties made by FI or FCX herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Banks, the Agents and the FI Trustee and shall survive the making by the Banks of the Loans and the execution and delivery to the Banks of the Promissory Notes evidencing such Loans regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Corporate Group Note, any Commitment Fee or any other fee or amount payable under the Corporate Group Notes or the Corporate Group Facility is outstanding and unpaid and so long as the Commitments or the commitments under the FCX Credit Agreement have not been terminated.

                       SECTION 10.3.  Successors and Assigns;
               Participation; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of FI, FCX, the Banks, the Agents, the FI Trustee and all future holders of the Promissory Notes, and their respective successors and assigns, except that neither FI or FCX may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Promissory Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank; provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

                       (b) Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or a portion of any Loan owing to such Bank, any Promissory Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Promissory Note for all purposes under this Agreement and FI and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. FI and FCX agree that if amounts outstanding under this Agreement and the Promissory Notes are due and unpaid, or shall have been declared due or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Promissory Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Promissory Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 3.15.
               FI and FCX also agree that each Participant shall be entitled to the benefits of Sections 3.11, 3.12, 3.13, 3.15, 3.17, 3.18 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Bank; provided that no Participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant unless such participation shall have been made at a time when the circumstances giving rise to such greater payment did not exist; and provided that the voting rights of any Participant would be limited to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, changing or extending the Commitments or release of all or substantially all the collateral for the Loans.

                       (c) Any Bank may, in accordance with applicable law and subject to Section 10.3(h), at any time assign by novation all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Promissory Notes held by it) (I) to any Bank or any Affiliate thereof, without FI's and FCX's consent, or (II) to one or more additional banks or financial institutions (any such entity referred to in clause (I) or (II) being a "Purchasing Bank") with the consent of the Administrative Agent, FI and FCX, such consent not to be unreasonably withheld (it being understood that FI and FCX may withhold their consent to a Purchasing Bank (i) which is not a commercial bank or savings and loan institution or (ii) which would, as of the effective date of such assignment, be entitled to claim compensation under Section 3.11 which the transferor Bank would not be entitled to claim as of such date), pursuant to a Commitment Transfer Supplement in the form of Exhibit D, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by FI and the Administrative Agent), and delivered for its recording in the Register to the Administrative Agent, together with the Promissory Notes subject to such assignment, the registration and processing fee required by Section 10.3(e) and an Administrative Questionnaire for the Purchasing Bank if it is not already a Bank. Assignments shall be by novation only and a proportionate interest in the Loans and Commitments to both FI and FCX (and the related Promissory Notes) must be assigned. Upon such execution, delivery and recording (and, if required, consent of FI, FCX and the Administrative Agent), from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (which shall be at least five days after the execution and delivery thereof), (x) the Purchasing Bank thereunder shall (if not already a party hereto) be a party hereto and have the rights and obligations of a Bank hereunder with a Commitment as set forth in such Commitment Transfer Supplement, and (y) the transferor Bank thereunder shall, to the extent assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank (if not already a party hereto) and the resulting adjustment of Applicable Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Promissory Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, FI, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Promissory Note a new Promissory Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Promissory Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Promissory Notes shall be dated the Fifth Amendment Closing Date and shall otherwise be in the form of the Promissory Notes replaced thereby. The Promissory Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to FI marked "canceled".

                       (d) The Administrative Agent, acting solely for this purpose as an agent of FI, shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice.

                       (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by FI and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and FI.

                       (f) Subject to Section 10.15, FI and FCX authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning FI, FCX and its Affiliates which has been delivered to such Bank by or on behalf of FI or FCX pursuant to this Agreement or which has been delivered to such Bank by or on behalf of FI or FCX in connection with such Bank's credit evaluation of FI, FCX and their Affiliates prior to becoming a party to this Agreement.

                       (g) If, pursuant to this Section 10.3, any interest in this Agreement or any Promissory Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall immediately notify the Administrative Agent of such transfer, describing the terms thereof and indicating the identity and country of residence of each Transferee. Such transferor Bank or Transferee shall indemnify and hold harmless FI and the Administrative Agent from and against any tax, interest, penalty or other expense that FI and the Administrative Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any transfer or participation arrangement that is not fully disclosed to them as required hereunder.

                       (h) By executing and delivering a Commitment Transfer Supplement, the transferor Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such transferor Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement, (ii) except as set forth in
               (i) above, such transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of FI, FCX or any Subsidiary or the performance or observance by FI, FCX or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (v) such Purchasing Bank will independently and without reliance upon the Agents, such transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Purchasing Bank appoints and authorizes the Agents to take such action as agent on its behalf and the FI Trustee to take such action as FI Trustee on its behalf and to exercise such respective powers under this Agreement and the other Loan Documents as are delegated to the Agents or the FI Trustee, as applicable, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                       (i) Notwithstanding anything in this Section 10.3 to the contrary, without the prior written consent of the Administrative Agent, no Bank which is an FCX Lender shall (except as permitted by paragraph (a) of this Section 10.3 regarding assignments to Federal Reserve Banks) make any such assignment of its interests hereunder unless it shall also assign, to the same assignee, the same proportion of its interest in and commitment and loans outstanding under the FCX Credit Agreement.

                       SECTION 10.4.  Expenses of the Banks; Indemnity.
               (a) FI and FCX agree, jointly and severally, to pay all out-of-pocket expenses reasonably incurred by the Agents in connection with the preparation and administration of this Agreement, the Promissory Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agents or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or with the Loans made or the Promissory Notes issued hereunder (whether through negotiations, legal proceedings or otherwise), including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and Mochtar, Karuwin & Komar, special Indonesian counsel to the Agents, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Bank. FI and FCX further jointly and severally agree that they shall indemnify the Banks, the FI Trustee and the Agents from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement, any of the Promissory Notes or any of the other Loan Documents. Further, FI and FCX jointly and severally agree to pay, and to protect, indemnify and save harmless each Bank, each Agent, the FI Trustee and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses) in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent or the FI Trustee shall be designated a party thereto of any nature arising from or relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby (including the Restructuring and the RTZ Transactions) or (ii) the use of the proceeds of the Loans; and FI and FCX also jointly and severally agree to pay, and to protect, indemnify and save harmless each Bank, each Agent, the FI Trustee and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent or the FI Trustee shall be designated a party thereto) of any nature arising from or relating to any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by FI and FCX or any of the Subsidiaries, or any Environmental Claim related in any way to FI or FCX or the Subsidiaries or arising from or in connection with the environmental due diligence summary memorandum referred to in
               Section 6.1(a)(xii); provided that any such indemnity referred to in this sentence shall not, as to any indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnified Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Bank, any Agent, the FI Trustee or other Person indemnified or intended to be indemnified pursuant to this Section 10.4, FI and FCX, to the extent and in the manner directed by such indemnified party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by FI and FCX (which counsel shall be satisfactory to such Bank, such Agent, the FI Trustee or other Person indemnified or intended to be indemnified). If FI or FCX shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of FI or FCX contained in this Agreement shall be breached, any Bank, the FI Trustee or any Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by any Bank, the FI Trustee or any Agent shall be repayable to it by FI and FCX immediately upon such Bank's, the FI Trustee's or such Agent's demand therefor.

                       (b) The provisions of this Section 10.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or any Promissory Notes, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Promissory Note, or any investigation made by or on behalf of any Bank, the FI Trustee or any Agent. All amounts due under this Section 10.4 shall be payable on written demand therefor.

                       SECTION 10.5. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated or any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, then each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of FI or FCX against any of and all the obligations of FI or FCX now or hereafter existing under this Agreement and the Promissory Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Promissory Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify FI or FCX after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section
               10.5 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                       SECTION 10.6. APPLICABLE LAW. THIS AGREEMENT AND THE PROMISSORY NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 10.7. Waivers; Amendments. (a) No failure or delay of any Bank, any Agent or the FI Trustee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Banks, the Agents and the FI Trustee hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would other-wise have. No waiver of any provision of this Agreement or any Promissory Note or any other such document or agreement or consent to any departure by FI or FCX therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on FI or FCX in any case shall entitle FI or FCX to any other or further notice or demand in similar or other circumstances. Each holder of any of the Promissory Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Promissory Note shall have been marked to indicate such amendment, modification, waiver or consent. To the extent that FI may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property, assets or revenues any immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, setoff, execution of a judgment or from any other legal process or remedy, and to the extent that there may be attributed to FI such an immunity (whether or not claimed), FI hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

                       (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by FI, FCX and the Required Banks; provided, however, that, no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment of any principal of or interest on, any Promissory Note (including, without limitation, any such payment pursuant to Section 3.7(b) or paragraph (b), (c) or (d) of
               Section 3.9), or waive or excuse any such payment or any part thereof, or change the rate of interest on any Promissory Note, without the written consent of each holder affected thereby, (ii) change or extend the Commitment of any Bank without the written consent of such Bank, or change any fees to be paid to any Bank or the Administrative Agent hereunder without the written consent of such Bank or the Agent, as applicable, (iii) amend or modify the provisions of this Section 10.7, Section 3.8, Sections 3.11 through 3.15, Section 10.4 or Section 10.17 or Article IX or the definition of "Required Banks", without the written consent of each Bank, (iv) release the collateral granted as security for the FI Obligations under the FI Security Documents or the Collateral granted under the FCX Pledge Agreements (except as expressly required hereby or thereby), without the written consent of each Bank or (v) release FCX of its obligations under Article IX without the written consent of each Bank; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the written consent of such Agent. Each Bank and holder of any Promissory Note shall be bound by any modification or amendment authorized by this Section 10.7 regardless of whether its Promissory Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Promissory Note pursuant to this Section shall bind any Person subsequently acquiring a Promissory Note from it, whether or not such Promissory Note shall be so marked.

                       SECTION 10.8. Severability. In the event any one or more of the provisions contained in this Agreement or in the Promissory Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotia-tions to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                       SECTION 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effec-tive when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Administrative Agent, FCX and FI.

                       SECTION 10.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                       SECTION 10.11. Entire Agreement. This Agreement, the other Loan Documents, the fee letters between the Agents and FI and the exhibits and schedules hereto contain the entire agreement among the parties hereto with respect to the Loans and the related transactions. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, such fee letters and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                       SECTION 10.12.  WAIVER OF JURY TRIAL, ETC.
               (A) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

                       (b) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (a) of this Section
               10.12 any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                       (c)  Each party hereto (i) certifies that no
               representative, agent or attorney of any Bank has repre-sented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or any other document, as appli-cable, by, among other things, the mutual waivers and certifications herein.

                       SECTION 10.13.  Interest Rate Limitation.
               Notwithstanding anything herein or in the Promissory Notes to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest on such Loan payable under the Promissory Note held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

                       SECTION 10.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH OF FCX AND FI HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY BANK, ANY AGENT OR THE FI TRUSTEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AGAINST FI OR FCX OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                       (B) FCX AND FI HEREBY IRREVOCABLY AND UNCONDI-TIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH THEY MAY NOW OR HERE-AFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVO-CABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                       (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                       SECTION 10.15. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from FCX's and its Subsidiaries' books and records, information concerning FCX's and its Subsidiaries' trade secrets and patents and any other information received from FCX and its Subsidiaries hereunder shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents; provided that it is understood that the foregoing shall not apply to:

                       (i) disclosure made with the prior written author-
               ization of FI or FCX, as applicable;
                   (ii) disclosure of information (other than that received
               from FCX or FI and their Subsidiaries prior to or under this Agreement) already known by, or in the possession of, such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by FCX or FI or a Subsidiary hereunder;

                  (iii) disclosure of information which is required by
               applicable law or to a governmental agency having supervisory or regulatory authority over any party hereto;

                   (iv) disclosure of information in connection with any
               suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transaction contemplated hereby or thereby;

                       (v) disclosure to any bank (or other financial
               institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 10.15;

                   (vi) disclosure by any party hereto to any other party
               hereto or their counsel or agents;

                  (vii) disclosure by any party hereto to any entity or to
               any subsidiary of such an entity which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any affiliate and/or direct or indirect subsidiary of such party; or

                 (viii) disclosure of information that prior to such
               disclosure has become public knowledge through no violation of this Agreement.

                       SECTION 10.16.  Judgment Currency.  The
               specification of payment in Dollars and in New York City, New York, with respect to amounts payable to any Bank (or Transferee), any Agent or the FI Trustee hereunder and under the other Loan Documents is of the essence, and Dollars shall be the currency of account in all events. The payment obligations of FI or FCX under this Agreement or any other Loan Document shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the "second currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the second currency on the Business Day next preceding that on which such judgment is rendered. The obligation of FI and FCX in respect of any such sum due from it to any Agent, the FI Trustee or any Bank (or Transferee) hereunder or under any other Loan Document (an "entitled person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such entitled person of any sum adjudged to be due hereunder or under any other Loan Document in the second currency such entitled person may in accordance with normal banking procedures purchase in the free market and transfer to New York City Dollars with the amount of the second currency so adjudged to be due; and FI and FCX hereby agree, as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify such entitled person against, and to pay such entitled person on demand, in Dollars in New York City, the difference between the sum originally due to such entitled person in Dollars and the amount of Dollars so purchased and transferred.

                       SECTION 10.17 RTZ Transaction. The Agents and the Banks acknowledge that FCX and FI have agreed pursuant to the Implementation Agreement to enter into the RTZ Transaction, a summary description of which is set forth in
               Schedule VII to the FCX Credit Agreement. The Banks, FCX and FI each agree, as promptly as possible after the Restructuring, to begin negotiations to agree on mutually satisfactory documentation to implement the RTZ Transaction, including the Participation Agreement, the RTZ Loan Agreement, the FI Intercreditor Agreement, the Final FI Trust Agreement, the other Final FI Security Documents and other documentation to be entered into by FI in connection with the foregoing, all such agreements to be in form and substance satisfactory to the Agents and each Bank, to FI and to PT-RTZ and RTZ Lender. The Final FI Security Documents shall include the Final Surat Kuasa (power of attorney) enabling the FI Trustee, inter alia, to appoint an operator (which, except in circumstances to be agreed upon, would be PT-RTZ or an affiliate thereof) to replace FI as operator in certain circumstances. Each of the Agents, the Banks, FCX and FI acknowledge that the Final FI Trust Agreement will not terminate prior to termination of the Participation Agreement.

                       SECTION 10.18. Fifth Amendment Closing Date. This Agreement, as amended herein, shall be effective on the Fifth Amendment Closing Date.

                       SECTION 10.19. Execution of Composite Agreement. Pursuant to Section 11 of the Amendment Agreement, FI, FCX and the Agents, by their execution and delivery of this execution version of the Composite Agreement, have caused this Composite Agreement to become the Amended Credit Agreement as contemplated by the Amendment Agreement.

                       IN WITNESS WHEREOF, the parties hereto have caused
               this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        P.T. FREEPORT INDONESIA COMPANY,

                                          by
                                             /s/ R. Foster Duncan
                                            Name:R. Foster Duncan
                                            Title:Treasurer

                                            1615 Poydras Street
                                            New Orleans, Louisiana 70112

                                            Attention:R. Foster Duncan
                                        Treasurer

                                            Telex:  8109515386
                                            Telephone:  504-582-4628
                                            Telecopy:   504-582-4511




                                        FREEPORT-McMoRan COPPER & GOLD INC.,

                                          by
                                             /s/ R. Foster Duncan
                                            Name:R. Foster Duncan
                                            Title:Treasurer

                                            1615 Poydras Street
                                            New Orleans, Louisiana 70112

                                            Attention:R. Foster Duncan
                                        Treasurer

                                            Telex:  8109515386
                                            Telephone:  504-582-4628
                                            Telecopy:   504-582-4511




                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION (for purposes of
                                        Article VIII only), as FI Trustee,

                                          by
                                             /s/ P. J. Crowley
                                            Name:   P. J. Crowley
                                            Title:  Vice President

                                        Addresses for Notices:

                                        First Trust of New York, National
                                        Association
                                        100 Wall Street
                                        New York, New York 10004

                                        Telephone:  212-361-2505
                                        Telecopy:   212-809-5459


                                        CHEMICAL BANK, individually and as FTX
                                        Collateral Agent and Administrative
                                        Agent,

                                          by
                                             /s/ Ronald Potter
                                            Name:Ronald Potter
                                            Title:Managing Director

                                        DOMESTIC OFFICE AND LIBOR OFFICE:
                                        270 Park Avenue
                                        New York, New York 10017

                                        Attention:Ralph Iskander

                                        Telephone:  212-270-3977
                                        Telecopy:   212-270-4711

                                        with a copy to Stuart Miller

                                        Chemical Bank
                                        270 Park Avenue
                                        New York, New York 10017

                                        Telephone:212-270-3523
                                        Telecopy:212-270-2625

                                        with copies to:

                                        Agent Bank Services
                                        140 East 45th Street
                                        New York, New York 10017

                                        Attention:Hilma Gabbidon

                                        Telephone:212-622-0693
                                        Telex:353006 ABSCNYK
                                        Telecopy:212-622-0002


                                        THE CHASE MANHATTAN BANK (National
                                        Association), individually and as
                                        Documentary Agent,

                                          by
                                             /s/ Alexander S. Rapetski II
                                            Name:Alexander S. Rapetski II
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        Two Chase Manhattan Plaza
                                        (5th Floor)
                                        New York, NY 10081

                                        Attention:  Vilma Francis
                                                    Assistant Treasurer

                                        Telephone:   212-552-7883
                                        Telecopy:    212-552-1368



                                        ABN AMRO BANK,

                                          by
                                             /s/ Cheryl I. Lipshutz
                                            Name:Cheryl I. Lipshutz
                                            Title:Vice President

                                          by
                                             /s/ H. Gene Shiels
                                            Name:H. Gene Shiels
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        Three Riverway, Suite 1700
                                        Houston, TX 77056

                                        Attention:  Mr. Gene Shiels

                                        Telephone:  713-964-3326
                                        Telecopy:   713-621-5801

                                        ADDRESS FOR NOTICES:

                                        Three Riverway, Suite 1700
                                        Houston, TX 77056

                                        Attention:  Mr. Gene Shiels

                                        Telephone:  713-964-3326
                                        Telecopy:   713-621-5801




                                        BANK OF TOKYO TRUST COMPANY,

                                          by
                                             /s/ Victor Bulzacchelli
                                            Name:Victor Bulzacchelli
                                            Title:Vice President & Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1251 Avenue of the Americas
                                        New York, NY 10116-3138

                                        Attention:  Ms. Elizabeth Tocchini

                                        Telephone:  212-782-4319
                                        Telecopy:   212-782-6440

                                        ADDRESS FOR NOTICES:

                                        1251 Avenue of the Americas
                                        New York, NY 10116-3138

                                        Attention:  Ms. Elizabeth Tocchini

                                        Telephone:  212-782-4319
                                        Telecopy:   212-782-6440

                                        cc:  Mr. Victor Bulzacchelli
                                        Telephone:  212-782-4325
                                        Telecopy:   212-782-6440


                                          by
                                             /s/ David E. Roberts
                                            Name:   David E. Roberts
                                            Title:  Associate Director

                                            DOMESTIC OFFICE AND LIBOR OFFICE

                                            222 Broadway
                                            New York, NY 10038

                                            Attention:  Mr. David Roberts

                                            Telephone:   212-412-7678
                                            Telecopy:    212-412-7589

                                            ADDRESS FOR NOTICES:

                                            222 Broadway
                                            New York, NY 10038

                                            Attention:  Mr. David Roberts

                                            Telephone:   212-412-7678
                                            Telecopy:    212-412-7589



                                        DEUTSCHE BANK, AG, New York and/or
                                        Cayman Islands Branches,

                                          by
                                             /s/ Brett A. Parker
                                            Name:Brett A. Parker
                                            Title:Assistant Vice President

                                          by
                                             /s/ Surendra V. Shah
                                            Name:   Surendra V. Shah
                                            Title:  Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        31 W. 52nd Street, 24th Floor
                                        New York, NY 10019

                                        Attention:  Mr. Brett Parker

                                        Telephone:  212-474-8289
                                        Telecopy:   212-474-8256

                                        ADDRESS FOR NOTICES:

                                        31 W. 52nd Street, 24th Floor
                                        New York, NY 10019

                                        Attention:  Mr. Brett Parker

                                        Telephone:  212-474-8289
                                        Telecopy:   212-474-8256



                                        THE FUJI BANK, LIMITED, HOUSTON
                                        AGENCY,

                                          by
                                             /s/ Kenichi Tatara
                                            Name:Kenichi Tatara
                                            Title:Vice President and Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1221 McKinney Street, Suite 4100
                                        Houston, TX 77010

                                        Attention:  Ms. Kim Wood/
                                                    Mr. Charles vanRavenswaay

                                        Telephone:   713-759-1800
                                        Telecopy:    713-759-0048

                                        ADDRESS FOR NOTICES:

                                        1221 McKinney Street, Suite 4100
                                        Houston, TX 77010

                                        Attention:  Ms. Kim Wood/
                                                    Mr. Charles vanRavenswaay

                                        Telephone:   713-759-1800
                                        Telecopy:    713-759-0048




                                        INDUSTRIAL BANK OF JAPAN, LIMITED,

                                          by
                                             /s/ Robert W. Ramage, Jr.
                                            Name:Robert W. Ramage, Jr.
                                            Title:Senior Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        245 Park Avenue, 23rd Floor
                                        New York, NY 10167-0037

                                        Attention:  Mr. John Dippo

                                        Telephone:  212-309-6689
                                        Telecopy:   212-692-9075

                                        ADDRESS FOR NOTICES:

                                        245 Park Avenue, 23rd Floor
                                        New York, NY 10167-0037

                                        Attention:  Mr. John Dippo

                                        Telephone:  212-309-6689
                                        Telecopy:   212-692-9075



                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED,

                                          by
                                             /s/ John J. Sullivan
                                            Name:John J. Sullivan
                                            Title:Joint General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        165 Broadway
                                        New York, NY 10006

                                        Attention:  Mr. Robert Pacifici

                                        Telephone:  212-335-4801
                                        Telecopy:   212-608-3452

                                        ADDRESSES FOR NOTICES:

                                        165 Broadway
                                        New York, NY 10006

                                        Attention:  Robert Pacifici

                                        Telephone:  212-335-4801
                                        Telecopy:   212-608-3452

                                        cc:  2200 Ross Avenue
                                             Suite 4700 West
                                             Dallas, Texas 75201

                                        Attention:  Mr. Doug A. Whiddon
                                        Telephone:  214-969-5352
                                        Telecopy:   214-969-5357



                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK,

                                          by
                                             /s/ John Kowalczuk
                                            Name:John Kowalczuk
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        60 Wall Street
                                        New York, NY 10260-0060

                                        Attention:  Mr. John Kowalczuk

                                        Telephone:  212-648-7612
                                        Telecopy:   212-648-5014

                                        ADDRESS FOR NOTICES:

                                        60 Wall Street
                                        New York, NY 10260-0060

                                        Attention:  Mr. John Kowalczuk

                                        Telephone:  212-648-7612
                                        Telecopy:   212-648-5014




                                        NATIONAL WESTMINSTER BANK PLC,

                                          by
                                             /s/ Ian Plester
                                            Name:Ian Plester
                                            Title:Vice President

                                        NATIONAL WESTMINSTER BANK PLC
                                        (NASSAU BRANCH),

                                          by
                                             /s/ Ian Plester
                                            Name:   Ian Plester
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        175 Water Street
                                        New York, NY 10038-4924

                                        Attention:  Mr. Robert Passarello

                                        Telephone:  212-602-4149
                                        Telecopy:   212-602-4118

                                        ADDRESS FOR NOTICES:

                                        175 Water Street
                                        New York, NY 10038-4924

                                        Attention:  Mr. Ian Plester

                                        Telephone:  212-602-4332
                                        Telecopy:   212-602-4500



                                        THE BANK OF NOVA SCOTIA,

                                          by
                                             /s/ F. C. H. Ashby
                                            Name:F. C. H. Ashby
                                            Title:Senior Manager Loan
                                        Operations

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        600 Peachtree, N.E., Suite 2700
                                        Atlanta, GA 30308

                                        Attention:  Mr. Claude Ashby

                                        Telephone:  404-877-1500
                                        Telecopy:   404-888-8998

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana, Suite 3000
                                        Houston, TX 77002

                                        Attention:  Mr. Paul Gonin

                                        Telephone:  713-752-0900
                                        Telecopy:   713-752-2425



                                        ARAB BANKING CORPORATION (B.S.C.),

                                          by
                                             /s/ Wahid O. Bugaighis
                                            Name:Wahid O. Bugaighis
                                            Title:First Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        245 Park Avenue, 31st Floor
                                        New York, NY 10167

                                        Attention:  Loan Manager

                                        Telephone:  212-850-0600
                                        Telecopy:   212-599-8385

                                        ADDRESS FOR NOTICES:

                                        245 Park Avenue, 31st Floor
                                        New York, NY 10167

                                        Attention:  Loan Manager

                                        Telephone:  212-850-0600
                                        Telecopy:   212-599-8385

                                        600 Travis Street
                                        Texas Commerce Tower, Suite 1900
                                        Houston, TX 77002

                                        Attention:  Mr. Stephen Plauche

                                        Telephone:713-227-8444
                                        Telecopy:713-227-6507




                                        BANQUE PARIBAS,

                                          by
                                             /s/ Brian Malone
                                            Name:Brian Malone
                                            Title:Vice President

                                          by
                                             /s/ Barton D. Schouest
                                            Name:   Barton D. Schouest
                                            Title:Group Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1200 Smith Street, Two Allen Center
                                        Suite 3100
                                        Houston, TX 77002

                                        Attention:  Ms. Leah Evans

                                        Telephone:  713-659-4811
                                        Telecopy:   713-659-3832

                                        ADDRESS FOR NOTICES:

                                        1200 Smith Street, Two Allen Center
                                        Suite 3100
                                        Houston, TX 77002

                                        Attention:  Mr. Brian Malone

                                        Telephone:  713-659-4811
                                        Telecopy:   713-659-3832

                                        1200 Smith Street, Two Allen Center
                                        Suite 3100
                                        Houston, TX 77002

                                        Attention:  Ms. Leah Evans

                                        Telephone:  713-659-4811
                                        Telecopy:   713-659-3832





                                        CHRISTIANIA BANK,

                                          by
                                             /s/ Jahn O. Roising
                                            Name:Jahn O. Roising
                                            Title:First Vice President

                                          by
                                             /s/ Debra Ives
                                            Name:Debra Ives
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        11 West 42nd Street, 17th Floor
                                        New York, NY 10036

                                        Attention:  Mr. Jahn Roising

                                        Telephone:  212-827-4820
                                        Telecopy:   212-827-4888

                                        ADDRESS FOR NOTICES:

                                        11 West 42nd Street, 17th Floor
                                        New York, NY 10036

                                        Attention:  Mr. Jahn Roising

                                        Telephone:  212-827-4837
                                        Telecopy:   212-827-4888




                                        THE MITSUI TRUST AND BANKING COMPANY
                                        LTD,

                                          by
                                             /s/ Shigero Tsujimoto
                                            Name:Shigero Tsujimoto
                                            Title:Senior Vice President &
                                        Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        One World Financial Center, 21st Floor
                                        200 Liberty Street
                                        New York, NY 10281

                                        Attention:  Mr. Paul Dellova, Jr.

                                        Telephone:  212-341-0469
                                        Telecopy:   212-945-4170

                                        ADDRESS FOR NOTICES:

                                        One World Financial Center, 21st Floor
                                        200 Liberty Street
                                        New York, NY 10281

                                        Attention:  Mr. Paul Dellova, Jr.

                                        Telephone:  212-341-0469
                                        Telecopy:   212-945-4170





                                        LENDER:WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE,

                                          by
                                             /s/ Richard R. Newman
                                            Name:Richard R. Newman
                                            Title:Vice President

                                          by
                                             /s/ R. Carino
                                            Name:R. Carino
                                            Title:Associate

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attention:  Mr. Richard Newman

                                        Telephone:  212-852-6120
                                        Telecopy:   212-852-6300

                                        ADDRESS FOR NOTICES:

                                        1211 Avenue of the Americas
                                        New York, New York 10036

                                        Attention:  Mr. Richard Newman

                                        Telephone:  212-852-6120
                                        Telecopy:   212-852-6300





                                        YASUDA TRUST AND BANKING COMPANY,

                                          by
                                             /s/ Neil T. Chau
                                            Name:Neil T. Chau
                                            Title:First Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        666 Fifth Avenue
                                        Suite 801
                                        New York, NY 10103

                                        Attention:  Winnie Tang/Wai Wang

                                        Telephone:  212-373-5760/5761
                                        Telecopy:   212-373-5797

                                        ADDRESS FOR NOTICES:

                                        285 Peachtree Center Avenue NE
                                        Suite 2104 - Marquis Two
                                        Atlanta, GA 30303

                                        Attention:  Mr. Price Chenault

                                        Telephone:  404-584-7807
                                        Telecopy:   404-584-7816




                                        P.T. BANK RAKYAT INDONESIA (PERSERO),

                                          by
                                             /s/ Kemas M. Arief
                                            Name:Kemas M. Arief
                                            Title:General Manager

                                          by
                                             /s/ David W. Opdyke
                                            Name:David W. Opdyke
                                            Title:Deputy General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        430 Park Avenue
                                        New York, NY 10022

                                        Attention:  Mr. David W. Opdyke

                                        Telephone:  212-750-0222
                                        Telecopy:   212-750-0648

                                        ADDRESS FOR NOTICES:

                                        430 Park Avenue
                                        New York, NY 10022

                                        Attention:  Mr. David W. Opdyke

                                        Telephone:  212-750-0222
                                        Telecopy:   212-750-0648





                                        FIRST NATIONAL BANK OF COMMERCE,

                                          by
                                             /s/ J. Keith Short
                                            Name:J. Keith Short
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        210 Baronne Street
                                        New Orleans, LA 70112

                                        Attention:  Mr. J. Keith Short

                                        Telephone:  504-561-1361
                                        Telecopy:   504-561-1316

                                        ADDRESS FOR NOTICES:

                                        210 Baronne Street
                                        New Orleans, LA 70112

                                        Attention:  Mr. J. Keith Short

                                        Telephone:  504-561-1361
                                        Telecopy:   504-561-1316





                                        NBD BANK,

                                          by
                                             /s/ George R. Schanz
                                            Name:George R. Schanz
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        611 Woodward Avenue
                                        Detroit, MI 48226

                                        Attention:  Mr. George Schanz

                                        Telephone:  313-225-3191
                                        Telecopy:   313-225-2649

                                        ADDRESS FOR NOTICES:

                                        611 Woodward Avenue
                                        Detroit, MI 48226

                                        Attention:  Mr. George Schanz

                                        Telephone:  313-225-3191
                                        Telecopy:   313-225-2649




                                        N M ROTHSCHILD & SONS LIMITED,

                                          by
                                             /s/ William Lamarque
                                            Name:William Lamarque
                                            Title:Director

                                          by
                                             /s/ Andrew Wright
                                            Name:   Andrew Wright
                                            Title:  Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        New Court
                                        St. Swithin's Lane
                                        London
                                        EC4P 4DU

                                        Attention:  Mr. Mark Turner

                                        Telephone:  0171-280-5672
                                        Telecopy:   0171-280-5139

                                        ADDRESS FOR NOTICES:

                                        New Court
                                        St. Swithin's Lane
                                        London
                                        EC4P 4DU

                                        Attention:  Mr. Andrew Wright

                                        Telephone:  0171-280-5110
                                        Telecopy:   0171-280-5139



                                        SOCIETE GENERALE, SOUTHWEST AGENCY,

                                          by
                                             /s/ James R. Shelton
                                            Name:James R. Shelton
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        2001 Ross Avenue
                                        Trammell Crow Center, Suite 4800
                                        Dallas, TX 75201

                                        Attention:  Ms. Tequlla English

                                        Telephone:   214-979-2777
                                        Telecopy:    214-979-1104

                                        ADDRESS FOR NOTICES:

                                        1111 Bagby, Suite 2020
                                        Houston, TX 77002

                                        Attention:  Mr. James Shelton

                                        Telephone:   713-759-6330
                                        Telecopy:    713-650-0824





                                        Additional Banks:BANK OF AMERICA
                                        ILLINOIS,

                                          by
                                             /s/ Ronald E. McKaig
                                            Name:Ronald E. McKaig
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        231 S. LaSalle Street, 10th Floor
                                        Chicago, IL 60697

                                        Attention:  Mr. Thomas Pearson

                                        Telephone:  312-828-3100
                                        Telecopy:   312-987-5614

                                        ADDRESS FOR NOTICES:

                                        231 South LaSalle Street, 10th Floor
                                        Chicago, IL 60697

                                        Attention:  Mr. Thomas Pearson

                                        Telephone:  312-828-3100
                                        Telecopy:   312-987-5614




                                        THE MITSUBISHI BANK, LIMITED HOUSTON
                                        AGENCY,

                                          by
                                             /s/ Takeshi Yokokawa
                                            Name:Takeshi Yokokawa
                                            Title:Joint General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1100 Louisiana Street, Suite 2800
                                        Houston, TX 77002-5216

                                        Attention:  Mr. David Denbina

                                        Telephone:  713-655-3805
                                        Telecopy:   718-658-0116

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana Street, Suite 2800
                                        Houston, TX 77002-5216

                                        Attention:  Ms. Barrie Hogue

                                        Telephone:  713-655-3835
                                        Telecopy:   713-658-0116



                                        BANK OF MONTREAL,

                                          by
                                             /s/ Michael P. Sassos
                                            Name:Michael P. Sassos
                                            Title:Director

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        430 Park Avenue
                                        New York, NY 10022

                                        Attention:  Mr. Michael P. Sassos

                                        Telephone:  212-605-1645
                                        Telecopy:   212-605-1451

                                        ADDRESS FOR NOTICES:

                                        430 Park Avenue
                                        New York, NY 10022

                                        Attention:  Mr. Michael P. Sassos

                                        Telephone:  212-605-1645
                                        Telecopy:   212-605-1451





                                        DRESDNER BANK AG, NEW YORK BRANCH AND
                                        GRAND CAYMAN BRANCH,

                                          by
                                             /s/ Joseph A. Di Rocco
                                            Name:Joseph A. Di Rocco
                                            Title:Assistant Vice President

                                          by
                                             /s/ Ramesh Raman
                                            Name:Ramesh Raman
                                            Title:Assistant Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        75 Wall Street
                                        New York, NY 10005

                                        Attention:  Mr. Joseph Di Rocco

                                        Telephone:  212-574-0210
                                        Telecopy:   212-574-0129

                                        ADDRESS FOR NOTICES:

                                        75 Wall Street
                                        New York, NY 10005

                                        Attention:  Mr. Joseph Di Rocco

                                        Telephone:  212-574-0210
                                        Telecopy:   212-574-0129




                                        THE SANWA BANK, LIMITED, DALLAS
                                        AGENCY,

                                          by
                                             /s/ L. J. Perenyi
                                            Name:L. J. Perenyi
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        2830 NationsBank Plaza, LB 165
                                        901 Main Street
                                        Dallas, TX 75202-3714

                                        Attention:  Mr. Lad Perenyi

                                        Telephone:  214-744-5555
                                        Telecopy:   214-741-6535

                                        ADDRESS FOR NOTICES:

                                        2830 NationsBank Plaza, LB 165
                                        901 Main Street
                                        Dallas, TX 75202-3714

                                        Attention:  Mr. Lad Perenyi

                                        Telephone:  214-744-5555
                                        Telecopy:   214-741-6535




                                        SUMITOMO BANK,

                                          by
                                             /s/ Harumitsu Seki
                                            Name:Harumitsu Seki
                                            Title:General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        700 Louisiana, Suite 1750
                                        Houston, TX 77002

                                        Attention:  Mr. Brian Brown

                                        Telephone:  713-238-8270
                                        Telecopy:   713-759-0200

                                        ADDRESS FOR NOTICES:

                                        700 Louisiana, Suite 1750
                                        Houston, TX 77002

                                        Attention:  Mr. Brian Brown

                                        Telephone:  713-238-8270
                                        Telecopy:   713-759-0200




                                        AUSTRALIA AND NEW ZEALAND BANKING
                                        GROUP LIMITED, CAYMAN ISLANDS BRANCH,

                                          by
                                             /s/ Paul Clifford
                                            Name:Paul Clifford
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1177 Avenue of the Americas
                                        New York, NY 10036-2798

                                        Attention:  Mr. Paul Clifford

                                        Telephone:  212-801-9713
                                        Telecopy:   212-801-9859

                                        ADDRESS FOR NOTICES:

                                        1177 Avenue of the Americas
                                        New York, NY 10036-2798

                                        Attention:  Mr. Paul Clifford

                                        Telephone:  212-801-9713
                                        Telecopy:   212-801-9859




                                        DAI-ICHI KANGYO BANK, LTD. NEW YORK
                                        BRANCH,

                                          by
                                             /s/ Koji Fujiwara
                                            Name:Koji Fujiwara
                                            Title:Assistant Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1 World Trade Center, Suite 4911
                                        New York, NY

                                        Attention:  Ms. Anne Marie Neverin

                                        Telephone:  212-432-6643
                                        Telecopy:   212-912-1879

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana, Suite 4940
                                        Houston, TX 77002

                                        Attention:  Mr. Kelton Glasscock

                                        Telephone:  713-654-5055
                                        Telecopy:   713-654-1667




                                        NORINCHUKIN BANK,

                                          by
                                             /s/ Kimikazu Noumi
                                            Name:Kimikazu Noumi
                                            Title:General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        245 Park Avenue, 29th Floor
                                        New York, NY 10167

                                        Attention:  Mr. Takahiko Ishihara

                                        Telephone:  212-949-7188
                                        Telecopy:   212-697-5754

                                        ADDRESS FOR NOTICES:

                                        245 Park Avenue, 29th Floor
                                        New York, NY 10167

                                        Attention:  Mr. Takahiko Ishihara

                                        Telephone:  212-949-7188
                                        Telecopy:   212-697-5754





                                        REPUBLIC NATIONAL BANK OF NEW YORK,

                                          by
                                             /s/ Richard J. Ward
                                            Name:Richard J. Ward
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        Fifth Avenue at 40th Street
                                        New York, NY 10018

                                        Attention:  Mr. Richard J. Ward

                                        Telephone:  212-525-6476
                                        Telecopy:   212-525-6581

                                        ADDRESS FOR NOTICES:

                                        Fifth Avenue at 40th Street
                                        New York, NY 10018

                                        Attention:  Mr. Richard J. Ward

                                        Telephone:  212-525-6476
                                        Telecopy:   212-525-6581





                                        THE ROYAL BANK OF SCOTLAND PLC,

                                          by
                                             /s/ Russell M. Gibson
                                            Name:Russell M. Gibson
                                            Title:Vice President & Deputy
                                        Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        88 Pine Street, 26th Floor
                                        Wall Street Plaza
                                        New York, NY 10005-1801

                                        Attention:  Mr. Russell M. Gibson

                                        Telephone:  212-269-1706
                                        Telecopy:   212-480-0791

                                        ADDRESS FOR NOTICES:

                                        88 Pine Street, 26th Floor
                                        Wall Street Plaza
                                        New York, NY 10005-1801

                                        Attention:  Mr. Russell M. Gibson

                                        Telephone:  212-269-1706
                                        Telecopy:   212-480-0791





                                        THE TOKAI BANK, LIMITED,

                                          by
                                             /s/ Stuart M. Schulman
                                            Name:Stuart M. Schulman
                                            Title:Senior Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        55 E. 52nd Street
                                        Park Avenue Plaza
                                        New York, NY 10055

                                        Attention:  Mr. Daniel Higgins

                                        Telephone:  212-339-1182
                                        Telecopy:   212-754-2171

                                        ADDRESS FOR NOTICES:

                                        55 E. 52nd Street
                                        Park Avenue Plaza
                                        New York, NY 10055

                                        Attention:  Ms. Eva Cordova

                                        Telephone:  212-339-1145
                                        Telecopy:   212-754-2170



                                        PT BANK NEGARA INDONESIA (PERSERO),

                                          by
                                             /s/ Dewa Gde. Suthapa
                                            Name:Dewa Gde. Suthapa
                                            Title:General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        One Exchange Plaza
                                        55 Broadway, 5th Floor
                                        New York, NY 10006

                                        Attention:  Mr. Dewa Gde. Suthapa

                                        Telephone:  212-943-4750
                                        Telecopy:   212-344-5723

                                        ADDRESS FOR NOTICES:

                                        One Exchange Plaza
                                        55 Broadway, 5th Floor
                                        New York, NY 10006

                                        Attention:  Mr. Dewa Gde. Suthapa

                                        Telephone:  212-943-4750
                                        Telecopy:   212-344-5723



                                        BANK AUSTRIA,

                                          by
                                             /s/ R. Tenhave
                                            Name:R. Tenhave
                                            Title:Senior Vice President

                                          by
                                             /s/ Paul Deerin
                                            Name:Paul Deerin
                                            Title:Vice President
                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        565 Fifth Avenue
                                        New York, NY 10017

                                        Attention:  Mr. Paul Deerin

                                        Telephone:  212-880-1033
                                        Telecopy:   212-880-1040

                                        ADDRESS FOR NOTICES:

                                        565 Fifth Avenue
                                        New York, NY 10017

                                        Attention:  Mr. Paul Deerin

                                        Telephone:  212-880-1033
                                        Telecopy:   212-880-1040



                                        BANQUE NATIONALE DE PARIS,

                                          by
                                             /s/ John L. Stacy
                                            Name:John L. Stacy
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        333 Clay Street, Suite 3400
                                        Houston, TX 77002

                                        Attention:  Mr. John L. Stacy

                                        Telephone:  713-951-1222
                                        Telecopy:   713-659-1414

                                        ADDRESS FOR NOTICES:

                                        333 Clay Street, Suite 3400
                                        Houston, TX 77002

                                        Attention:  Mr. John L. Stacy

                                        Telephone:  713-951-1222
                                        Telecopy:   713-659-1414



                                        THE DAIWA BANK LIMITED,

                                          by
                                             /s/ Joel Limjap
                                            Name:Joel Limjap
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        666 5th Avenue, 3rd Floor
                                        New York, NY 10103

                                        Attention:  Mr. Joel Limjap

                                        Telephone:  212-554-7043
                                        Telecopy:   212-649-7641

                                        ADDRESS FOR NOTICES:

                                        666 5th Avenue, 3rd Floor
                                        New York, NY 10103

                                        Attention:  Mr. Joel Limjap

                                        Telephone:  212-554-7043
                                        Telecopy:   212-649-7641




                                        HIBERNIA NATIONAL BANK,

                                          by
                                             /s/ Bruce Ross
                                            Name:Bruce Ross
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        313 Carondelet Street
                                        New Orleans, LA 70130

                                        Attention:  Mr. Bruce Ross

                                        Telephone:  504-533-5806
                                        Telecopy:   504-533-2060

                                        ADDRESS FOR NOTICES:

                                        313 Carondelet Street
                                        New Orleans, LA 70130

                                        Attention:  Mr. Bruce Ross

                                        Telephone:  504-533-5806
                                        Telecopy:   504-533-2060



                                        SAKURA BANK,

                                          by
                                             /s/ Akira Hara
                                            Name:Akira Hara
                                            Title:Senior Vice President and
                                        General Manager

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1100 Louisiana, Suite 2900
                                        Houston, TX 77002

                                        Attention:  Senior Manager, C&PFII

                                        Telephone:  713-754-7200
                                        Telecopy:   713-659-1404

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana, Suite 2900
                                        Houston, TX 77002

                                        Attention:  Senior Manager, C&PFII

                                        Telephone:  713-754-7200
                                        Telecopy:   713-659-1404




                                        UNION BANK OF SWITZERLAND, Houston
                                        Agency,

                                          by
                                             /s/ Dan Boyle
                                            Name:Dan Boyle
                                            Title:Vice President

                                          by
                                             /s/ Evans Swann
                                            Name:Evans Swann
                                            Title:Managing Director

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1100 Louisiana, Suite 4500
                                        Houston, TX 77002

                                        Attention:  Mr. Dan Boyle

                                        Telephone:  713-655-6500
                                        Telecopy:   713-655-6555

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana, Suite 4500
                                        Houston, TX 77002

                                        Attention:  Mr. Dan Boyle

                                        Telephone:  713-655-6500
                                        Telecopy:   713-655-6555

                                        With a copy to:

                                        Union Bank of Switzerland, New York
                                        Branch
                                        299 Park Avenue
                                        New York, NY 10171-0026

                                        Attention:  Mr. James Broadus

                                        Telephone:  212-821-3227
                                        Telecopy:   212-821-3259



                                        Departing Banks:COMMERZBANK
                                        Aktiengesellschaft, Atlanta Agency,

                                          by
                                             /s/ H. Yergey
                                            Name:H. Yergey
                                            Title:Vice President

                                          by
                                             /s/ C. Rost
                                            Name:C. Rost
                                            Title:Assistant Treasurer

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        Promenade 2, Suite 3500
                                        1230 Peachtree Street, N.E.
                                        Atlanta, GA 30309

                                        Attention:  Mr. Harry Yergey

                                        Telephone:  404-888-6533
                                        Telecopy:   404-888-6539

                                        ADDRESS FOR NOTICES:

                                        Promenade 2, Suite 3500
                                        1230 Peachtree Street, N.E.
                                        Atlanta, GA 30309

                                        Attention:  Mr. Harry Yergey

                                        Telephone:  404-888-6533
                                        Telecopy:   404-888-6539




                                        MELLON BANK,

                                          by
                                             /s/ Mary Ellen Usher
                                            Name:Mary Ellen Usher
                                            Title:Vice President

                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        1100 Louisiana, Suite 3600
                                        Houston, TX 77002

                                        Attention:  Mr. Sushim Shah

                                        Telephone:  713-759-3050
                                        Telecopy:   713-650-3409

                                        ADDRESS FOR NOTICES:

                                        1100 Louisiana, Suite 3600
                                        Houston, TX 77002

                                        Attention:  Mr. Sushim Shah

                                        Telephone:  713-759-3050
                                        Telecopy:   713-650-3409